Exhibit 10.2

LICENSE AGREEMENT

BY AND BETWEEN

CLEARSIDE BIOMEDICAL, INC.

AND

ARCTIC VISION (HONG KONG) LIMITED

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

TABLE OF CONTENTS

Page

Article I. DEFINITIONS	1
Article II. LICENSES	12
Article III. GOVERNANCE	16
Article IV. DEVELOPMENT	20
Article V. REGULATORY	20
Article VI. COMMERCIALIZATION	21
Article VII. MANUFACTURE AND SUPPLY	23
Article VIII. PAYMENTS	26
Article IX. INTELLECTUAL PROPERTY	31
Article X. ADVERSE DRUG EVENTS AND REPORTS	35
Article XI. REPRESENTATIONS, WARRANTIES, AND COVENANTS	35
Article XII. CONFIDENTIALITY	39
Article XIII. INDEMNIFICATION	42
Article XIV. TERM AND TERMINATION	43
Article XV. DISPUTE RESOLUTION; GOVERNING LAW	46
Article XVI. ASSIGNMENT AND ACQUISITIONS	48
Article XVII. MISCELLANEOUS	48

Exhibit A  Licensed Patents

Exhibit B  Technology Sharing

Schedule 1.11  Clearside Device

Schedule 1.25  Development Plan

i

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) is made and entered into as of March 10, 2020 (“Effective Date”) between Clearside Biomedical, Inc., with a principal place of business at 900 North Point Parkway, Suite 200, Alpharetta, Georgia 30005 United States of America (“Clearside”), and Arctic Vision (Hong Kong) Limited, with a principal place of business at 23/F Nan Fung Tower 88 Connaught Road C & 173 Des Voeux Road C Central HK (“Arctic Vision”), and solely with respect to Section 17.11 (Guaranty), Arctic Vision (Cayman) Limited with a principal place of business at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111 Cayman Islands (“Arctic Vision Parent”).

Clearside and Arctic Vision may be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Clearside is the owner of, or otherwise controls, the Clearside Technology in the Territory (each as defined below);

WHEREAS, Arctic Vision is interested in obtaining an exclusive license to Develop and Commercialize the Licensed Products in the Territory (each as defined below); and

WHEREAS, the Parties desire for Clearside to grant such license to Arctic Vision to Develop, Manufacture and Commercialize the Licensed Products in the Territory, all under the terms and conditions as set forth in this Agreement.

NOW THEREFORE, the Parties agree as follows:

Article I.

DEFINITIONS

Section 1.01“Accounting Standards” means the then-current U.S. Generally Accepted Accounting Principles, as consistently applied.

Section 1.02“Affiliate” means, with respect to an entity, any corporation or other business entity controlled by, controlling, or under common control with such entity, with “control” meaning (a) direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock of, or at least a fifty percent (50%) interest in the income of, the applicable entity (or such lesser percentage that is the maximum allowed to be owned by a foreign entity in a particular jurisdiction and is sufficient to grant the holder of such voting stock or interest the power to direct the management and policies of such entity) or (b) possession, directly or indirectly, of the power to direct the management and policies of an entity, whether through ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Section 1.03“Arctic Vision Entity” means, as applicable, (a) Arctic Vision, (b) any of Arctic Vision’s Affiliates or (c) any direct sublicensee of Arctic Vision or any of Arctic Vision’s Affiliates with respect to any Licensed Product.  Arctic Vision shall be responsible for the breach of this Agreement by any Arctic Vision Entity.

Section 1.04“Arctic Vision Know-How” means all Know-How that is both (a) Controlled as of the Effective Date or during the Term by Arctic Vision and (b) [***] for the Development, Manufacture or Commercialization of any Licensed Product.

Section 1.05“Arctic Vision Patent Rights” means all Patent Rights that both (a) are Controlled as of the Effective Date or during the Term by Arctic Vision and (b) Cover any Licensed Product or their respective Development, Manufacture or Commercialization.

Section 1.06“Arctic Vision Regulatory Documents” means Regulatory Documents Controlled by Arctic Vision at any time during the Term that relate to a Licensed Product in the Territory.

Section 1.07“Arctic Vision Technology” means Arctic Vision Know-How and Arctic Vision Patent Rights.

Section 1.08“Aura Agreement” means that certain License Agreement between Clearside and Aura Biosciences, Inc., dated July 3, 2019.

Section 1.09“Business Day” means a day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in New York City, USA, or in Beijing, China, are authorized or required by Law to remain closed.

Section 1.10“Clearside Drug Product” means Clearside’s proprietary formulation of triamcinolone acetonide suprachoroidal injectable suspension.

Section 1.11“Clearside Device” means Clearside’s proprietary micro-injection device as used with XIPERE as set forth in Schedule 1.11 [***], Clearside Device shall [***].

Section 1.12“Clearside Entity” means, as applicable, (a) Clearside or (b) any of Clearside’s Affiliates.  Clearside shall be responsible for the breach of this Agreement by any Clearside Entity.

Section 1.13“Clearside Know-How” means all Know-How that is both (a) Controlled as of the Effective Date or during the Term by Clearside and (b) [***] for the Development, Manufacture or Commercialization of any Licensed Product in the Field in the Territory.

Section 1.14“Clearside Patent Rights” means all Patent Rights that both (a) are Controlled as of the Effective Date or during the Term by Clearside in the Territory and (b) Cover any Licensed Product, or its Development, Manufacture or Commercialization, in the Field in the Territory.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Section 1.15“Clearside Regulatory Documents” means Regulatory Documents Controlled by Clearside as of the Effective Date or at any time during the Term that relate to a Licensed Product.

Section 1.16“Clearside Technology” means Clearside Know-How and Clearside Patent Rights.

Section 1.17“CMO” means a contract manufacturing organization.

Section 1.18“Commercialization” or “Commercialize” means, with respect to a pharmaceutical product, any and all activities directed to the marketing, promotion, importation, distribution, pricing, Reimbursement Approval, offering for sale, or sale of such pharmaceutical product, and interacting with Regulatory Authorities regarding the foregoing.  Commercialization shall exclude Development and Manufacturing.

Section 1.19“Commercially Reasonable Efforts” means [***].

Section 1.20“Confidential Information” means, subject to Section 12.02(a)-(d), Know-How and any technical, scientific, trade, research, manufacturing, business, financial, compliance, marketing, product, supplier, intellectual property or other information that may be disclosed by one Party or any of its Affiliates to the other Party or any of its Affiliates, regardless of whether such information is specifically designated as confidential and regardless of whether such information is in written, oral, electronic, or other form.  Notwithstanding the foregoing, subject to Section 12.02(a)-(d), all information that (a) was disclosed prior to the Effective Date by or on behalf of either Party or any of its Affiliates under, and subject to, the Mutual Confidentiality Agreement dated [***] between Arctic Vision and Clearside (“Confidentiality Agreement”) and (b) is “Confidential Information” as defined in the Confidentiality Agreement, shall be deemed “Confidential Information” hereunder.

Section 1.21“Controlled” means, with respect to a Party, and any Know-How, Patent Right, Regulatory Documents or other intellectual property right, that such Party or any of its Affiliates has the ability (other than pursuant to a license granted to such Party under this Agreement) to grant to the other Party a license or sublicense to, or other right with respect to, such Know-How, Patent Right, Regulatory Documents or other intellectual property right without violating the terms of any pre-existing agreement or other pre-existing arrangement with any Third Party.

Section 1.22“Cost of Goods Sold” or “COGS” means, with respect to particular Licensed Product, the reasonable internal and Out-of-Pocket Costs of Clearside or any of its Affiliates incurred in Manufacturing such Licensed Product, including:

(a)to the extent that the Licensed Product is Manufactured by Clearside or any of its Affiliates, [***] to the Licensed Product (including [***], all costs of [***], costs to [***] and a reasonable allocation of [***] and a reasonable allocation of [***] for the Licensed Product, but

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

[***], all determined in accordance with the books and records of Clearside or its applicable Affiliate(s) maintained in accordance with the Accounting Standards, consistently applied; and

(b)to the extent that the Licensed Product is Manufactured for Clearside by a Third Party manufacturer for provision by Clearside to an Arctic Vision Entity, the Out-of-Pocket Costs paid by Clearside or any of its Affiliates to the Third Party for the Manufacture of the Licensed Product, plus all reasonably allocated costs of Clearside and its Affiliates as described in the foregoing clause (a) incurred in [***] of such Licensed Product from such Third Party, determined in accordance with the books and records of Clearside or its applicable Affiliate(s) maintained in accordance with the Accounting Standards, consistently applied.

Section 1.23“Cover”, “Covering” or “Covered” means, with respect to a product, composition, technology, process or method and a Patent Right, that, in the absence of ownership of, or a license granted under, a claim in such Patent Right, the manufacture, use, offer for sale, sale or importation of such product or composition or the practice of such technology, process or method would infringe such claim (or, in the case of a claim of a pending patent application, would infringe such claim if it were to issue as a claim of an issued patent).

Section 1.24“Develop” or “Development” means pre-clinical research and clinical development activities, including (i) clinical trials of a pharmaceutical compound or product, investigator sponsored trials and registry studies and (ii) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct clinical trials or obtain Regulatory Approval of a pharmaceutical product.  Development shall include clinical trials initiated prior to or following receipt of Regulatory Approval, but shall exclude Manufacturing and Commercialization.

Section 1.25“Development Plan” means the plan setting out activities to be undertaken in Developing the Licensed Products in the Field in the Territory, attached hereto as Schedule 1.25 and as may be amended from time to time in accordance with Section 4.01 (Development in the Field in the Territory; Diligence).

Section 1.26“[***]” means [***].

Section 1.27“Dollars” or “$” means the legal tender of the U.S.

Section 1.28“Drug Approval Application” means a New Drug Application as defined in the FD&C Act, or an equivalent application filed with any Regulatory Authority in any country other than the United States.

Section 1.29“[***]” means [***].

Section 1.30“[***]” means those Patent Rights licensed to Clearside under the [***] Agreement.

Section 1.31“[***] Agreement” means the [***].

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Section 1.32“FDA” means the U.S. Food and Drug Administration or any successor agency thereto.

Section 1.33“FD&C Act” means the U.S. Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time.

Section 1.34“Field” means any and all ophthalmic uses in humans [***].

Section 1.35“First Commercial Sale” means, for each Licensed Product in the Field in a Jurisdiction, the first sale for end use or consumption of such Licensed Product in the Field in such Jurisdiction by any Arctic Vision Entity in an arms’ length transaction to a Third Party following receipt of applicable Regulatory Approval of such Licensed Product in such Jurisdiction.  Sales for test marketing, compassionate use prior to Regulatory Approval, or clinical trial purposes shall not constitute a First Commercial Sale.

Section 1.36“Generic Product” means, with respect to a Licensed Product in a particular Jurisdiction, any pharmaceutical product that (a) has the same active ingredient and route of administration (i.e., suprachoroidal delivery) as Licensed Product, (b) is approved by the Regulatory Authority in such Jurisdiction for at least one indication, (c) is sold in such Jurisdiction by a Third Party that is not a sublicensee of Arctic Vision and did not purchase such product, or a component thereof, in a chain of distribution that included any of Arctic Vision or its Affiliates or sublicensees and (d) [***].

Section 1.37“Governmental Authority” means any federal, national, multinational, state, provincial, county, city or local government or any court, arbitrational tribunal, administrative agency or commission or government authority acting under the authority of any federal, national, multinational, state, provincial, county, city or local government.

Section 1.38“IND” means an Investigational New Drug application for submission to the FDA or any equivalent counterpart application in any country other than the United States (including a clinical trial application in Mainland China), including all supplements and amendments thereto.

Section 1.39“Jurisdiction” means each of the following: (i) Mainland China, (ii) Taiwan, (iii) Hong Kong, (iv) South Korea, and (v) Macau.

Section 1.40“Know-How” means inventions (whether patentable or not), discoveries, trade secrets, technology, information, formulae, practices, methods, knowledge, know-how, processes, procedures, results and test data (including physical, chemical, biological, toxicological, pharmacological, clinical, veterinary, analytical and quality control data), dosage regimens, control assays, product specifications, and marketing, pricing, distribution cost and sales data and descriptions; but excluding Patent Rights.

Section 1.41“Law” means any law, statute, rule, regulation, order, judgment, standard or ordinance of any Governmental Authority.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Section 1.42“Licensed Product” means Clearside’s proprietary product known as XIPERE™ (formerly known as CLS-TA) in the United States, which (a) constitutes a kit consisting of the Clearside Drug Product and the Clearside Device and (b) is the subject of [***] in the United States.

Section 1.43“Mainland China” means China excluding Taiwan, Hong Kong and Macau.

Section 1.44“Manufacture” or “Manufacturing” means, as applicable, all activities associated with the production, manufacture, process of formulating, processing, filling, finishing, packaging, labeling, shipping, importing or storage of pharmaceutical compounds or materials, including process development, process validation, stability testing, manufacturing scale-up, pre-clinical, clinical and commercial manufacture and analytical development, product characterization, quality assurance and quality control development, testing and release.

Section 1.45“Net Sales” means the gross invoice price of a particular Licensed Product sold or otherwise transferred to a Third Party (other than an Arctic Vision Entity or any of its sublicensees) by any Arctic Vision Entity or any of its sublicensees for consideration, reduced by the following amounts actually taken and specifically allocated to the Licensed Product, all as calculated in accordance with Accounting Standards, consistently applied:

(a)[***];

(b)[***];

(c)[***];

(d)[***]; and

(e)[***].

If non-monetary consideration is received by an Arctic Vision Entity or any of its sublicensees for any Licensed Product in the relevant Jurisdiction, Net Sales will be calculated based on the average price charged for such Licensed Product, as applicable, during the preceding royalty period, or in the absence of such sales, the fair market value of the Licensed Product, as applicable, as determined by the Parties in good faith. Notwithstanding the foregoing, Net Sales shall not be imputed to transfers of Licensed Products, as applicable, for use in clinical trials, non-clinical Development activities or other Development activities with respect to Licensed Products by or on behalf of the Parties, for bona fide charitable purposes or for compassionate use or for Licensed Product samples, if no monetary consideration is received for such transfers.

Section 1.46“NMPA” means China’s National Medical Products Administration, including its divisions and the Center for Drug Evaluation, and local counterparts thereto, and any successor agency or authority thereto having substantially the same function.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Section 1.47“Out-of-Pocket Costs” means amounts paid by a Party or any of its Affiliates to a Third Party for goods or services but shall not include such Party’s, or any of its Affiliates’, internal or general overhead costs or expenses.

Section 1.48“Patent Right(s)” means (a) all patents and patent applications (including provisional applications) in any country or jurisdiction, and (b) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like.

Section 1.49“REGENXBIO Agreement” means that certain Option and License Agreement between REGENXBIO Inc. and Clearside, dated August 29, 2019.

Section 1.50“Registrational Study” means a clinical trial of a product that (a) includes a sufficient number of subjects and is designed to establish that a product has an acceptable safety and efficacy profile for its intended use, and to determine warnings, precautions and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support Regulatory Approval of such product; and (b) is designed to be sufficient to support the filing for a Regulatory Approval for such product in an applicable Jurisdiction, as evidenced by (i) an agreement with or statement from an applicable Regulatory Authority, or (ii) other guidance or minutes issued by an applicable Regulatory Authority.

Section 1.51“Regulatory Approval” means, with respect to a particular regulatory jurisdiction, an approval, license, registration or authorization of any Governmental Authority (including Reimbursement Approval) that provides marketing approval for the commercial sale of a pharmaceutical product in one or more specified indications in such regulatory jurisdiction.

Section 1.52“Regulatory Authority” means, in a particular country or jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval in such country or jurisdiction, including (a) in the United States, the FDA and any other applicable Governmental Authority in the United States having jurisdiction over pharmaceutical products, (b) in Europe Union, the European Medicines Agency (“EMA”), (c) in Mainland China, the NMPA and (d) any other applicable Governmental Authority in the Territory having jurisdiction over pharmaceutical products.

Section 1.53“Regulatory Documents” means, all (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations, approvals (including Regulatory Approvals) and marketing or regulatory exclusivities; (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files and complaint files; and (c) [***] in any of the foregoing.  For the avoidance of doubt, Regulatory Documents include (i) Regulatory Approvals and Regulatory Filings, and (ii) [***], provided that Regulatory Documents to be provided to a Party shall include [***] as necessary for the Regulatory Approval of the Licensed Product in such Party’s territory.  [***].

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Section 1.54“Regulatory Filings” means all applications, filings, dossiers and the like submitted to a Regulatory Authority for the purpose of Developing, Manufacturing or Commercializing a product, including obtaining Regulatory Approval from that Regulatory Authority.  Regulatory Filings include all INDs, Drug Approval Applications and other Regulatory Approval and Reimbursement Approval applications.

Section 1.55“Reimbursement Approval” means an approval, agreement, determination, or other decision by any applicable Regulatory Authority or other Governmental Authority that establishes prices at which a pharmaceutical product may be priced, or will be reimbursed by the Regulatory Authorities or other applicable Governmental Authorities, in a particular country or jurisdiction.

Section 1.56“Safety Data Exchange Agreement” means that agreement between the Parties regarding receipt, investigation and reporting of product complaints, adverse events, product recalls, and any other information related to the safety of the Licensed Products as set forth in Section 10.02 (Adverse Drug Events).

Section 1.57“Supply Price” means [***] of COGS, as adjusted pursuant to Section 7.01(f); provided that, in no event shall the Supply Price of any Clearside Device, Clearside Drug Product or Licensed Product be less than Clearside’s actual COGS for such Clearside Device, Clearside Drug Product or Licensed Product (as applicable).

Section 1.58“SVB Security Interest” means the security interest and lien granted to Silicon Valley Bank, as collateral agent under the Second Amended and Restated Loan and Security Agreement dated as of May 14, 2018, and as amended, and the Intellectual Property Security Agreement dated August 29, 2019.

Section 1.59“Territory” means any Jurisdiction, or, collectively, all Jurisdictions, as the context requires.

Section 1.60“Third Party” means any person or entity other than the Parties and their Affiliates.

Section 1.61“Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.

Section 1.62“U.S.” or “United States” means the United States of America, including its districts, territories and possessions.

Section 1.63“Valid Claim” means (a) any claim of any Patent Right that has issued, is unexpired and has not been rejected, revoked or held unenforceable or invalid by a final, non-appealable (or unappealed within the time allowable for appeal) decision of a court or other Governmental Authority of competent jurisdiction or (b) any claim of any patent application that has (i) been pending for [***] or less from the date of issuance of the first substantive patent office

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

action considering the patentability of such claim by the applicable patent office in the applicable country or jurisdiction and (ii) not been cancelled, withdrawn, abandoned or finally rejected by an administrative agency action from which no appeal can be taken.

Additional Defined Terms	Section
Alliance Manager	3.10
Arbitration Request	15.01(a)
Arctic Vision Indemnitee	13.01
Arctic Vision Product Data	2.02(e)
Bankrupt Party	14.04(a)
Breaching Notice	14.03
Breaching Party	14.03
Clearside Indemnitee	13.02
Clearside Product Data	2.02(d)
Confidentiality Agreement	1.20
EMA	1.52
Event of Bankruptcy	14.04(a)
Executive Officer	3.06
FCPA	11.04(b)(i)
Future Sublicensee	2.01(c)
Government Official	11.04(a)
ICC	15.01(c)
ICH	10.01
Indemnified Party	13.03
Indemnifying Party	13.03

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Infringement Activity	9.03(a)
Inventions	9.01(c)
Joint Inventions	9.01(c)
Joint Patents	9.01(c)
JSC	3.01(a)
Losses	13.01
Non-breaching Party	14.03
Other Covered Party	11.04(a)
Other Party	14.04(a)
Payment	8.11(a)
Public Statement	12.04
Recipient	12.02
Representatives	12.01
Royalty Term	8.06(b)
Rules	15.01
Severed Clause	17.03
Sole Inventions	9.01(c)
Supply Agreement	7.01(c)
Supply Date	7.01(f)(ii)
Supply Request	7.01(c)
Term	14.01
Withholding Tax Action	8.11(b)

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Section 1.64Interpretation.  (a) Whenever any provision of this Agreement uses the word “including,” “include,” “includes,” or “e.g.,” such word shall be deemed to mean “including without limitation” and “including but not limited to”; (b) “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which any such word is used; (c) a capitalized term not defined herein but reflecting a different part of speech from that of a capitalized term which is defined herein shall be interpreted in a correlative manner; (d) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (e) the recitals set forth at the start of this Agreement, along with the Schedules and the Exhibits to this Agreement, and the terms and conditions incorporated in such recitals and Schedules and Exhibits, shall be deemed integral parts of this Agreement and all references in this Agreement to this Agreement shall encompass such recitals and Schedules and Exhibits and the terms and conditions incorporated in such recitals and Schedules and Exhibits; provided that, in the event of any conflict between the terms and conditions of the body of this Agreement and any terms and conditions set forth in the recitals, Schedules or Exhibits, the terms of the body of this Agreement shall control; (f) in the event of any conflict between the terms and conditions of this Agreement and any terms and conditions that may be set forth on any order, invoice, verbal agreement or otherwise, the terms and conditions of this Agreement shall govern; (g) this Agreement shall be construed as if both Parties drafted it jointly, and shall not be construed against either Party as principal drafter; (h) unless otherwise provided, all references to Sections, Articles and Schedules in this Agreement are to Sections, Articles, Exhibits and Schedules of and to this Agreement; (i) any reference to any Law shall mean such Law as in effect as of the relevant time, including all rules and regulations thereunder and any successor Law in effect as of the relevant time, and including the then-current amendments thereto; (j) wherever used, the word “shall” and the word “will” are each understood to be imperative or mandatory in nature and are interchangeable with one another; (k) references to a Party’s knowledge shall be taken to refer to [***]; (l) the captions and table of contents used herein are inserted for convenience of reference only and shall not be construed to create obligations, benefits or limitations; and (m) the word “year” means any consecutive twelve (12) month period, unless otherwise specified.

Article II.

LICENSES

Section 2.01Grants of Licenses.

(a)Subject to the terms and conditions of this Agreement, Clearside hereby grants to Arctic Vision (i) an exclusive (including as to Clearside and its Affiliates), royalty-bearing, sublicensable (in accordance with Section 2.04), non-transferable (except in accordance with Section 16.01 (Assignment)) license under the Clearside Technology to Develop and Commercialize Licensed Products in the Field in the Territory; and (ii) a non-exclusive, sublicensable (in accordance with Section 2.04), non-transferable (except in accordance with Section 16.01 (Assignment)) license under the Clearside Technology to Manufacture or have Manufactured the Licensed Products anywhere in the world solely for use in the Development or

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Commercialization of Licensed Products in the Field and in the Territory, subject to the terms and conditions set forth in Section 7.01(c) with respect to Manufacture of the Clearside Device.

(b)Subject to the terms and conditions of this Agreement, Arctic Vision hereby grants to Clearside a non-exclusive, sublicensable, royalty-free, non-transferable (except in accordance with Section 16.01 (Assignment)) license under the Arctic Vision Technology to Develop,  and Commercialize Licensed Products in the Field outside the Territory and to Manufacture and have Manufactured Licensed Product anywhere in the world.

(c)In entering into any future license or other agreements with a Third Party licensee after the Effective Date related to rights to Licensed Product outside of the Territory or outside of the Field in the Territory (such licensee, a “Future Sublicensee”), Clearside shall not reduce, change, limit or otherwise impact in any manner the rights granted to Arctic Vision as set forth in Section 2.01(a) and shall exercise Commercially Reasonable Efforts to include the following provisions: (i) obligate such Future Sublicensee to [***]; (ii) obligate such Future Sublicensee to [***]; and (iii) obligate such Future Sublicensee to maintain a record of all non-medical and medical product-related complaints and adverse events, and notify Arctic Vision (either directly or through Clearside) of any such complaint or adverse event to allow Arctic Vision to comply with any and all regulatory requirement imposed upon it.  In entering into any future license or other agreements related to rights to Licensed Product, Arctic Vision shall not do so in a manner that would prevent or materially limit Clearside’s right to exercise the license as set forth in Section 2.01(b) above.

(d)As between the Parties, all rights not expressly licensed to Arctic Vision under the Clearside Technology in Section 2.01(a) shall be expressly retained by Clearside, including the right to Develop and Commercialize the Licensed Product outside the Territory and the right to Manufacture and have Manufactured the Licensed Product anywhere in the world for use in the Development or Commercialization of Licensed Products outside the Territory.  As between the Parties, all rights not expressly licensed to Clearside under the Arctic Vision Technology in Section 2.01(b) shall be expressly retained by Arctic Vision.

Section 2.02Technology Sharing.

(a)Clearside shall provide to Arctic Vision electronic copies of the documents relating to Licensed Products set forth on Exhibit B(i) hereto within [***] of Clearside’s procurement or generation of such documents.

(b)Clearside shall provide to Arctic Vision electronic copies of each of the documents set forth on Exhibit B(ii) hereto within [***] of Clearside’s procurement or generation of such documents.

(c)To the extent not included in Exhibit B(ii), Clearside shall also provide to Arctic Vision all additional data and documents Controlled by the Clearside Entities and relating to Licensed Products that are [***] for Arctic Vision to file IND(s) in the Territory, including Know-How, regulatory data, clinical data, [***] which Arctic Vision did not and could not reasonably

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

know of.  Notwithstanding the foregoing, to the extent any data and documents are required by a Regulatory Authority in connection with Arctic Vision’s filing of IND(s) or Drug Approval Application(s) in the Territory, Clearside shall (i) provide to Arctic Vision all such data and documents Controlled by the Clearside Entities [***] existing as of the Effective Date for the Licensed Products, and (ii) use Commercially Reasonable Efforts to provide to Arctic Vision all such data and documents Controlled by (A) [***] and (B) [***].

(d)Throughout the Term, Clearside shall provide Arctic Vision with an update of any material regulatory developments (e.g., NDA filed, meetings with Regulatory Authority, or Regulatory Approval) relating to a Licensed Product made by Clearside, Clearside’s Affiliates or licensees, and upon Arctic Vision’s request, Clearside shall make available to Arctic Vision copies of Regulatory Documents, clinical and preclinical data, and efficacy, safety and pharmacovigilance data, in each case that are related to Licensed Product in the Field and Controlled by the Clearside Entities or any of their sublicensees (collectively, the “Clearside Product Data”), to the extent (i) such Clearside Product Data are [***] for any Arctic Vision Entity or their sublicensees to Develop, Manufacture or have Manufactured, or Commercialize Licensed Product in the Field in the Territory in accordance with this Agreement and are Controlled by the Clearside Entities, (ii) such Clearside Product Data are required by Regulatory Authority in the Territory in connection with the Development, Manufacturing, or Commercialization of Licensed Product in the Field in the Territory and are Controlled by the Clearside Entities or any of their Third Party sublicensees existing as of the Effective Date for the Licensed Products, and (iii) [***], such Clearside Product Data are required by Regulatory Authority in the Territory in connection with the Development, Manufacturing, or Commercialization of Licensed Product in the Field in the Territory and are Controlled by (A) [***] and (B) [***]; provided that (A) [***] and, [***], (B) [***], and (C) Clearside’s grant of access or rights to Arctic Vision to any Clearside Product Data that are also Controlled by any Clearside sublicensee of a product other than the Licensed Products shall be conditioned upon Arctic Vision’s payment of any amounts payable to such sublicensee in connection therewith.  Clearside hereby grants to Arctic Vision and Arctic Vision’s Affiliates or sublicensees a right to access, use and reference the Clearside Product Data and Clearside Regulatory Documents in any Regulatory Filing made by Arctic Vision (or its Affiliates or sublicensees as the case may be) related to Licensed Product during the Term in the Territory.  Other than the activities set forth in this Section 2.02 (Technology Sharing), Clearside will not perform any obligations set forth in this Agreement until [***] without Clearside’s written consent, not to be unreasonably withheld, conditioned or delayed.

(e)Throughout the Term, upon Clearside’s request, Arctic Vision shall make available to Clearside copies of Arctic Vision Regulatory Documents, clinical and preclinical data, and efficacy, safety and pharmacovigilance data, in each case that pertain to Licensed Product and are Controlled by an Arctic Vision Entity or its sublicensee or sub-contractor (collectively, the “Arctic Vision Product Data”), to the extent such Arctic Vision Product Data are [***] for Clearside, its Affiliates or (sub)licensees to exercise its retained rights.  Arctic Vision hereby grants to Clearside and Clearside’s Affiliates or sublicensees a right to access, use and reference the Arctic Vision Product Data and Arctic Vision Regulatory Documents in any Regulatory Filing made by

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Clearside ([***]) pertaining to Licensed Product in connection with the exercise of its retained rights; provided that such grant of right to any of Clearside’s sublicensees shall [***].

Section 2.03In-License Agreements.

(a)In the event that Clearside or any of its Affiliates is a Party to, or enters into, an agreement with a Third Party after the Effective Date that is necessary or reasonably useful for the Development or Commercialization of any Licensed Product in the Field in the Territory, or the Manufacture of the Licensed Products, and is used by Clearside, Clearside’s Affiliates or sublicensee(s) outside the Territory for the Development or Commercialization of a Licensed Product then (a) Clearside will use Commercially Reasonable Efforts to promptly provide Arctic Vision with notice and a copy of the applicable Third Party agreement, and (b) use Commercially Reasonable Efforts to [***] to Arctic Vision in the Territory pursuant to the terms of this Agreement, at [***] Arctic Vision.  Clearside shall use Commercially Reasonable Efforts to ensure that each of such existing or new in-license agreements contains terms consistent with this Section 2.03 (In-License Agreements).

Section 2.04Sublicenses.

(a)Arctic Vision shall have the right to sublicense its rights under Section 2.01(a) to Develop and Commercialize any Licensed Product in all or part of the Territory in the Field, provided that (i) [***], (ii) [***]; (iii) [***]; and (iv) Arctic Vision shall provide Clearside with a true and complete copy of such sublicense after execution, subject to customary and reasonable redaction.

Section 2.05Non-Compete.

(a)During the Term of this Agreement, Clearside shall not and shall not grant a Third Party a license to Develop, seek Regulatory Approval or Commercialize in the Territory a product which includes a corticosteroid administered for any ophthalmic use via the Clearside Device [***].

(b)During the Term of this Agreement, Clearside will not Develop or Commercialize in the Territory the Clearside Drug Product alone or in combination with [***];

(c)During the Term of this Agreement, other than Arctic Vision’s Development and Commercialization of Licensed Product, neither Party will Develop or Commercialize in the Territory any device with any [***].  This obligation shall not apply to any entity that mergers with or acquires all or substantially all of the stock or assets of the applicable Party;

(d)During the Term of this Agreement, neither Party will Develop or Commercialize in the Territory any device [***]. This obligation shall not apply to any entity that mergers with or acquires all or substantially all of the stock or assets of the applicable Party.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Article III.

GOVERNANCE

Section 3.01General.

(a)The Parties shall establish a Joint Steering Committee (“JSC”) to oversee and coordinate the overall conduct of the Development, Manufacture and Commercialization of Licensed Products in the Field in the Territory.  The JSC shall have decision-making authority with respect to the matters within its purview to the extent expressly provided herein.

Section 3.02Joint Steering Committee.

(a)Within [***] following the Effective Date, the Parties shall establish the JSC.  The JSC shall:

(i)discuss the strategic direction of the Development (including the Development Plan), Manufacture and Commercialization of the Licensed Products in the Field in the Territory;

(ii)monitor and discuss the progress of the Development (including the Development Plan), Manufacture and Commercialization of the Licensed Products in the Field in the Territory and serve as a forum for exchanging information regarding the conduct of the Development, Manufacture and Commercialization of the Licensed Products in the Field in the Territory;

(iii)determine whether to create any additional subcommittee(s) or working group(s);

(iv)serve as a forum for dispute resolution in accordance with Section 3.05 (JSC Decision Making); and

(v)perform such other duties as are specifically assigned to the JSC under this Agreement.

Section 3.03Membership.  The JSC shall be composed of two (2) representatives from each of Clearside and Arctic Vision, each of which representatives shall be of the seniority and experience appropriate for service on the JSC in light of the functions, responsibilities and authority of such committee and the status of activities within the scope of the authority and responsibility of such committee.  Each Party may replace any of its representatives on the JSC at any time with written notice to the other Party; provided that such replacement meets the standard described in the preceding sentence.  Each Party’s representatives and any replacement of a representative shall be bound by obligations of confidentiality and non-use applicable to the other Party’s Confidential Information that are at least as stringent as those set forth in Article XII (Confidentiality).  Each Party may invite a reasonable number of its or its Affiliates’ employees

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

as required or useful to discuss the applicable agenda items.  The JSC shall appoint a chairperson from among its members, with the first chairperson of the JSC being a representative of Arctic Vision.  Each chairperson (whether initially appointed or any successor therefor) shall serve a term of [***], at which time, the JSC shall select a successor chairperson who is a representative of the Party other than the Party represented by the outgoing chairperson (e.g., the second chairperson of the JSC shall be a representative of Clearside, the third chairperson of the JSC shall be a representative of Arctic Vision, etc.).  Within [***] following each JSC meeting, the chairperson shall circulate to all committee members a draft of the minutes of such meeting.  The JSC shall then approve, by mutual agreement, such minutes within [***] following circulation.  No chairperson of the JSC shall have any greater authority than any other representative of such committee.

Section 3.04Meetings.

(a)The JSC shall hold an initial meeting within [***] after its formation or as otherwise agreed by the Parties.  Thereafter, unless the Parties otherwise agree, the JSC shall meet in person at least [***], and also by video or teleconference at least [***].  Unless otherwise agreed in writing by the Parties, all in-person meetings of the JSC shall be held on an alternating basis between [***] and [***].  Each Party shall be responsible for all of its own personnel and travel costs and expenses relating to participation in JSC meetings.

Section 3.05JSC Decision Making.  All decisions of the JSC shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote, and shall be set forth in minutes approved by both Parties.  If the JSC is unable to reach agreement on any matter within [***] after a matter is referred to it or first considered by it, such matter shall be referred to the Executive Officers for resolution in accordance with Section 3.06 (Executive Officers; Disputes).

Section 3.06Executive Officers; Disputes.  Each Party shall ensure that an executive officer is designated for such Party at all times during the Term for dispute resolution purposes (each such individual, such Party’s “Executive Officer”), and shall promptly notify the other Party of its initial, or any change in its, Executive Officer.  Unless otherwise set forth in this Agreement, in the event of a dispute arising under this Agreement between the Parties, the Parties shall refer such dispute to the Executive Officers, who shall attempt in good faith to resolve such dispute.

Section 3.07Final Decision-Making Authority.  If the Parties are unable to resolve a given dispute within the purview of the JSC within [***] after referring such dispute to the Executive Officers pursuant to Section 3.06 (Executive Officers; Disputes), then, subject to Section 3.08 (Limitations on Decision-Making):

(a)Clearside shall have the deciding vote on all matters directly related to (a) [***], and (b) [***].

(b)Arctic Vision shall have the deciding vote on [***], excluding matters which may [***].

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(c)Any decision made by an Executive Officer in accordance with this Section 3.07 (Final Decision-Making Authority) shall be deemed to be a decision of the JSC.

Section 3.08Limitations on Decision-Making.

(a)Neither Party shall have the deciding vote on, and the JSC shall have no decision-making authority regarding, any of the following matters:

(i)the imposition of any requirements on the other Party to undertake obligations beyond those for which it is responsible, or to forgo any of its rights, under this Agreement;

(ii)the imposition of any requirements that the other Party takes or declines to take any action that would result in a violation of any Law or any agreement with any Third Party or the infringement of intellectual property rights of any Third Party;

(iii)the resolution of any dispute involving the breach or alleged breach of this Agreement;

(iv)the determination of whether either Party exerts Commercially Reasonable Efforts under this Agreement;

(v)any decision that is expressly stated to require the mutual agreement (or similar language) of the JSC or the Parties or the approval of the other Party;

(vi)any matters that would excuse a Party from any of its obligations under this Agreement; or

(vii)modifying the terms of this Agreement or taking any action to expand or narrow the responsibilities of the JSC.

(b)The decision-making Party shall make its decision in good faith, subject to the terms and conditions of this Agreement.

(c)In no event may the decision-making Party unilaterally determine that it has fulfilled any obligations hereunder or that the non-deciding Party has breached any obligations hereunder.

(d)In no event may Arctic Vision unilaterally determine that the events required for the payment of milestone payments have not occurred.

(e)In no event may Clearside unilaterally determine that the events required for the payment of milestone payments have occurred.

(f)For clarity, approval by the JSC shall not be understood to mean approval by a Party.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Section 3.09Scope of Governance.  Notwithstanding the creation of the JSC or anything to the contrary in this Article III (Governance), each Party shall retain the rights, powers and discretion granted to it under this Agreement, and the JSC shall not be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing.  It is understood and agreed that issues to be formally decided by the JSC are only those specific issues that are expressly provided in this Agreement to be decided by such committee.

Section 3.10Alliance Managers.  Each of the Parties shall appoint a single individual to manage Development, Manufacturing and Commercialization obligations between the Parties under this Agreement (each, an “Alliance Manager”).  The role of the Alliance Manager is to act as a single point of contact between the Parties to ensure a successful relationship under this Agreement.  The Alliance Managers may attend any JSC meetings.  Each Alliance Manager shall be a non-voting participant in such Committee and Subcommittee meetings, unless s/he is also appointed a member of the JSC; provided, however, that an Alliance Manager may bring any matter to the attention of the JSC if such Alliance Manager reasonably believes that such matter warrants such attention.  Each Party may change its designated Alliance Manager at any time upon written notice to the other Party.  Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager by written notice to the other Party.  Each Party’s Alliance Manager and any substitute for an Alliance Manager shall be bound by obligations of confidentiality and non-use applicable to the other Party’s Confidential Information that are at least as stringent as those set forth in Article XII (Confidentiality).  Each Alliance Manager will also: (a) plan and coordinate cooperative efforts and internal and external communications; and (b) facilitate the governance activities hereunder and the fulfillment of action items resulting from JSC meetings.

Article IV.

DEVELOPMENT

Section 4.01Development in the Field in the Territory; Diligence.

(a)Arctic Vision shall use Commercially Reasonable Efforts (directly or through a sublicensee) to Develop Licensed Product in the Territory for use in an indication associated with uveitis.  Within [***] after the completion of the Technology Sharing pursuant to Section 2.02(b), Arctic Vision shall present a Development Plan to the JSC.  The Development Plan may be amended by Arctic Vision from time to time in its sole discretion and as it deems appropriate or necessary, provided, however, that such amendments remain consistent with the foregoing diligence obligation [***].  Arctic Vision shall have the right, but not an obligation, to also Develop Licensed Product for use in additional indications within the Territory, subject to Clearside’s prior written approval, not to be unreasonably withheld, but for clarity Clearside shall always have the right to withhold such approval if such Development would have an adverse effect on the Development or the Commercialization of the Licensed Product outside the Territory.  Arctic Vision shall comply with all applicable Laws in connection with its activities to Develop

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

and seek Regulatory Approval for the Licensed Product under this Agreement and shall ensure such compliance by its Affiliates and sublicensees.

Section 4.02Development Plan Updates.  At least [***] in advance of the first meeting of the JSC in each calendar year, Arctic Vision shall provide Clearside with a written update of the Development Plan, including any amendments thereof.

Article V.

REGULATORY

Section 5.01Regulatory Filings.

(a)Arctic Vision shall have the responsibility to prepare, obtain, and maintain all Regulatory Filings and Regulatory Approvals, and to conduct communications with the Regulatory Authorities in the Territory, for the Development, Manufacture or Commercialization of Licensed Products in the Field in the Territory undertaken by any Arctic Vision Entity.

(b)All Arctic Vision Regulatory Documents (including all Regulatory Approvals therein) shall be owned by, and shall be the sole property of, Arctic Vision or its designated Arctic Vision Entity.  All Regulatory Filings and Regulatory Approvals in the Field in the Territory shall be [***].

(c)Clearside shall, in support of Arctic Vision’s preparation and filing of any IND or Drug Approval Application with respect to any Licensed Product in the Field in the Territory, to the extent required and upon Arctic Vision’s written request, provide Arctic Vision access to a complete electronic copy of and a right of reference to all (i) Clearside Regulatory Documents, (ii) Regulatory Documents Controlled by any Clearside Entity (including those generated by any of Clearside’s sublicensees that are Controlled by Clearside) that are related to any Licensed Product in the Field, and (iii) any other information requested by Regulatory Authorities in the Territory in connection with Arctic Vision’s Regulatory Filings solely to the extent Controlled by (A) the Clearside Entities [***] for the Licensed Products, and (B) subject to Clearside’s Commercially Reasonable Efforts to obtain, and Clearside’s actual obtaining of, the prior written consent of any Clearside Entities’ Third Party sublicensee, (1) [***] and (2) [***], in each case ((i) through (iii)) to the extent permitted by applicable Law.

(d)Arctic Vision shall provide Clearside with copies of all relevant Regulatory Documents to the extent making claims relating to the Clearside Device or containing statements relating to the Clearside Device that are not previously publicly available or previously approved by Clearside at least [***] prior to submission for review and comment by Clearside, and Arctic Vision shall consider in good faith any comments received from Clearside.  In addition, Arctic Vision shall notify Clearside of material correspondences received from any Regulatory Authority to the extent including information that might reasonably affect any Regulatory Approval for the Clearside Device as soon as reasonably practical after receipt.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Article VI.

COMMERCIALIZATION

Section 6.01General; Diligence.  Arctic Vision (itself or through any of the Arctic Vision Entities) shall have the sole right to Commercialize (including booking sales, establishing pricing and related interactions with Governmental Authorities to be listed on the central or provincial reimbursement list, warehousing, commercial distribution, order processing, invoicing and collection) the Licensed Products in the Field in the Territory [***].  Arctic Vision shall use Commercially Reasonable Efforts (directly or through a sublicensee) to Commercialize Licensed Product in the Territory for use in an indication associated with uveitis.  At Arctic Vision’s sole discretion, it shall have the right, but not an obligation, to also Commercialize Licensed Product for use in additional indications (that are Developed in accordance with Section 4.01 (Development in the Field in the Territory; Diligence)) within the Territory.  For clarity, Arctic Vision shall not have the right to Commercialize the Clearside Device outside the Territory or in a presentation other than in combination with the Clearside Drug Product as part of a Licensed Product.

Section 6.02Promotional Materials. Each Party shall, if permitted, share with the JSC on a regular basis the Licensed Product promotional materials it (or, in the case of Clearside, any Clearside Entity or any of their respective sublicensees; or, in the case of Arctic Vision, any Arctic Vision Entity) used with respect to Licensed Product, and the JSC shall have the right to review and comment on such materials, which comments shall be considered in good faith by the Party promulgating such materials.  Notwithstanding the foregoing, Arctic Vision shall have final decision rights related to promotional materials it shall use in the Territory.

Section 6.03Commercialization Reports.  At least [***] in advance of each meeting of the JSC, for any meeting of the JSC following the First Commercial Sale of any Licensed Product in the Field in the Territory, Arctic Vision shall provide the JSC with (a) a high level written report that summarizes Commercialization activities performed during the prior [***] period and anticipated to be performed within the subsequent [***] period with respect to each Licensed Product in each Jurisdiction in the Territory.

Section 6.04Trademarks.  Arctic Vision shall consult in good faith with Clearside regarding a Trademark in Chinese for use in the Territory, which may vary by Jurisdiction, and any such Trademark shall be owned by Arctic Vision.  Notwithstanding the foregoing, Arctic Vision shall have final decision rights related to Trademark(s) it shall use in the Territory.  Except as expressly provided herein, or except as otherwise required by applicable Law or agreed by the Parties in advance in writing, neither Party shall have any right to use the other Party’s or the other Party’s Affiliates’ Trademarks, corporate names or logos in connection with any Development or Commercialization of any Licensed Product and any such use shall be in compliance with all applicable Laws and shall be subject to terms and conditions to be agreed by the Parties in writing governing such use.  Arctic Vision shall not use a Trademark in the Territory in connection with a

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Licensed Product if such Trademark is or has previously been utilized in the United States or Canada by a Clearside’s sub-licensee in connection with a Licensed Product.

Section 6.05Clearside Training.  Clearside will exercise Commercially Reasonable Efforts to provide Arctic Vision with such assistance as is reasonably required for Arctic Vision to Develop or Commercialize Licensed Product, except that Clearside will not be required to transfer any Know-How related to Manufacture of the Clearside Device to Arctic Vision, except in the event of a supply failure, which will be addressed in the Supply Agreement.  The foregoing assistance will include Clearside, on reasonable notice (not to be less than [***]), making available to Arctic Vision, its partners or investigators, Clearside’s employees or contractors as Arctic Vision may reasonably request for purposes of training Arctic Vision’s employees, partners or investigators to ensure that Arctic Vision acquires the necessary expertise on the practical application of the Clearside Device.  Arctic Vision shall not commence any Development, clinical or Commercial activities involving the Clearside Device without receipt of documentation of such training by Clearside’s employees or contractors.  Such assistance and training will be provided at such times as mutually agreed between the Parties.  [***].

Section 6.06No Diversion.  Each Party hereby covenants and agrees that, during the Term of the Agreement, it shall not, and shall ensure that its Affiliates and sublicensees will not, directly or indirectly, promote, market, distribute, import [(except to the extent necessary for a Party to fulfill its obligations under Section 7.01 (Manufacturing Technology Transfer and Right to Manufacture)), sell or have sold the Licensed Products, including via internet or mail order, in the other Party’s territory.  With respect to any country in the other Party’s territory, a Party shall not, and shall ensure that its Affiliates and their respective sublicensees will not: (a) establish or maintain any branch, warehouse or distribution facility for Licensed Products in such countries, (b) knowingly engage in any advertising or promotional activities relating to Licensed Products that are directed primarily to customers or other purchaser or users of Licensed Products located in such countries, (c) actively solicit orders for Licensed Products from any prospective purchaser located in such countries, or (d) knowingly sell or distribute Licensed Products to any person in such Party’s territory who intends to sell or has in the past sold Licensed Products in such countries.  If either Party receives any order for any Licensed Product from a prospective purchaser reasonably believed to be located in a country in the other Party’s territory, such Party shall immediately refer that order to the other Party and such Party shall not accept any such orders.  Each Party shall not deliver or tender (or cause to be delivered or tendered) Licensed Products into a country in the other Party’s territory.  Each Party shall not, and shall ensure that its Affiliates and their respective sublicensees will not, knowingly restrict or impede in any manner the other Party’s exercise of its retained exclusive rights in the other Party’s territory.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Article VII.

MANUFACTURE AND SUPPLY

Section 7.01Manufacturing Technology Transfer and Right to Manufacture.

(a)Throughout the Term, at its sole discretion, each Arctic Vision Entity shall be free to contract directly with any CMO approved by Clearside pursuant to Section 7.01(b) or that is also being utilized by Clearside with respect to Clearside’s own requirements for Licensed Product for the Manufacture (whether occurring inside or outside the Territory) of the Clearside Drug Product for the purpose of the Development or Commercialization of Licensed Product within the Territory.

(b)At any point during the Term, Arctic Vision may request in writing that Clearside approve Arctic Vision’s use of any particular CMO (to the extent not already being utilized by Clearside) to Manufacture the Clearside Drug Product for Arctic Vision’s use within the Territory.  Within [***] of any such written request, Clearside shall inform Arctic Vision in writing whether Clearside provides such approval, which shall not be unreasonably withheld, conditioned or delayed.  During Clearside’s consideration of any request by Arctic Vision for the approval of a CMO, Arctic Vision will reasonably cooperate with Clearside’s reasonable written requests for relevant information related to such CMO.  [***].

(c)Throughout the Term, at its sole discretion, each Arctic Vision Entity shall have the option to have Clearside supply to such Arctic Vision Entity with some or all quantities of Licensed Product that such Arctic Vision Entity needs for the Development or Commercialization of Licensed Product within the Territory.  In connection therewith, at an Arctic Vision Entity’s written request (“Supply Request”), such entity and Clearside will negotiate in good faith and enter into a supply agreement for clinical and/or commercial supply of Licensed Product and a related quality agreement (collectively with the aforementioned supply agreement between Arctic Vision and Clearside, the “Supply Agreement”) within [***] after such Supply Request, or at such later date as may be mutually agreed in writing.  The Supply Agreement will be consistent with the terms set forth in this Section 7.01(c).  From and after the execution of the Supply Agreement, and subject to the terms of such Supply Agreement, Clearside will use Commercially Reasonable Efforts, either itself or through Third Parties, to supply to the applicable Arctic Vision Entity Licensed Product in quantities that are requested by Arctic Vision for the conduct of Development and Commercialization of Licensed Product in the Field and in the Territory.  The purchasing Arctic Vision Entity shall pay Clearside the Supply Price for any Licensed Product supplied by Clearside pursuant to this Section 7.01 (Manufacturing Technology Transfer and Right to Manufacture).  In the event of (i) a supply failure (to be defined in the Supply Agreement) by Clearside or Clearside’s CMOs,  (ii) [***] for the Licensed Products, or (iii) [***] for the Licensed Products, each Arctic Vision Entity may request in writing that Clearside approve Arctic Vision’s use of any particular CMO to Manufacture the Licensed Product (in the case of (i) in this sentence) or Clearside Drug Product (in the case of (ii) and (iii) in this sentence) for Arctic Vision’s use within the Territory, which will be provided in further detail in the Supply Agreement.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

In the event of (A) [***] for the Licensed Products over [***], and (B) [***] for the Licensed Products in clause (A) results from [***], Arctic Vision shall have the right, [***], to engage a CMO, which is properly certified and qualified to Manufacture the [***] to Clearside’s reasonable satisfaction, to Manufacture the [***] for Arctic Vision’s use solely within the Territory. Arctic Vision will not, and will not permit its Affiliates, sublicensees and Third-Party suppliers to modify or alter the Clearside Device or use any Clearside Device for any purpose other than as part of a Licensed Product, in each case without Clearside’s prior written consent, such consent not to be unreasonably withheld, and not to be withheld if such modification or alteration is required by the Regulatory Authority in the Territory.  Notwithstanding anything to the contrary in this Agreement, unless and until the occurrence of the aforementioned supply failure (to be defined in the Supply Agreement), no Arctic Vision Entity shall have the right to, and shall not, Manufacture the Clearside Device, and shall only have the right to have the Clearside Device Manufactured through a Third Party manufacturer that is approved in advance in writing by Clearside (such approval not to be unreasonably withheld, delayed or conditioned).  Any modification or alteration of the Clearside Device by Clearside requested by Arctic Vision will be subject to the Parties’ mutual agreement.  If made, all rights to such Clearside Device modifications and alterations will be owned by Clearside, provided that such rights shall be included in the Clearside Technology and such modified or altered Clearside Device shall continue to be a Clearside Device; provided further that [***].  [***].

(d)Arctic Vision shall exercise Commercially Reasonable Efforts to assist Clearside’s suppliers, [***], to ensure compliance with all applicable regulations in the Territory.

(e)Clearside shall use Commercially Reasonable Efforts to qualify a backup CMO for the manufacture of the Clearside Device within [***].  The Parties shall mutually agree on timing if Arctic Vision is able to [***] as set forth on Schedule 1.25.  Clearside shall maintain a safe stock of the Licensed Products of the following amounts available solely for Arctic Vision’s use in case of supply failure or supply shortage: (x) during clinical studies and prior to Regulatory Approval in the Territory: at least [***] of the total amount needed to complete the clinical studies based on the forecast provided by Arctic Vision; and (y) after Regulatory Approval in the Territory: an amount equal to the average forecasted amount for [***] based on the most recent forecast provided by AV under the Supply Agreement.  For clarity, the aforementioned safe stock shall include both the Clearside Device and the Clearside Drug Product.

(f)Supply Price.

(i)Clearside shall: (A) use its [***] to negotiate with its CMOs to lower the COGS for the Licensed Products; (B) only engage in arm’s length transactions with any CMO that is not an Affiliate of Clearside for the supply of the Licensed Products to Arctic Vision; and (C) shall grant Arctic Vision the right to [***] for the Licensed Products, which right shall be consistent with [***].

(ii)The Parties agree that, during the Term of this Agreement and in any event subject to Section 7.01(f)(iii), if the COGS for the Licensed Products changes compared to the COGS for the Licensed Products as of the effective date of the Supply Agreement (“Supply

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Date”), only [***] of such change shall be applied towards the calculation of the Supply Price.  For clarity, subject to Section 7.01(f)(iii): (A) as of the Supply Date, the Supply Price  shall be the COGS for the Licensed Products as of the Supply Date multiplied by [***]; (B) if the COGS for the Licensed Products increases compared to the COGS for the Licensed Products as of the Supply Date, the Supply Price shall be (1) the COGS for the Licensed Products as of the Supply Date plus (2) [***] of such increase, multiplied by [***]; and (C) if the COGS for the Licensed Products  decreases compared to the COGS for the Licensed Products as of the Supply Date, the Supply Price shall be (1) the COGS for the Licensed Products as of the Supply Date minus (2) [***] of such decrease, multiplied by [***].

(iii)Notwithstanding the foregoing, in no event shall Clearside be required to sell any Clearside Device, Clearside Drug Product or Licensed Product to Arctic Vision at a Supply Price [***].

Article VIII.

PAYMENTS

Section 8.01Upfront Payment.  Within [***] following the Effective Date, and receipt of an invoice therefor, Arctic Vision shall pay Clearside a one-time, non-refundable, non-creditable upfront payment of Four Million Dollars ($4,000,000), by wire transfer.

Section 8.02Payment Upon Completion of Technology Sharing.  Within [***] following filing of the drug master file for the active pharmaceutical ingredient of the Licensed Products with the NMPA, Arctic Vision shall pay Clearside a further one-time, non-refundable, non-creditable payment of [***], by wire transfer.  Within [***] following Clearside’s provision to Arctic Vision of documents which are to be provided within [***] following NDA resubmission and set forth on Exhibits B(i) and B(ii), Arctic Vision shall pay Clearside a further one-time, non-refundable, non-creditable payment of [***], by wire transfer; provided that, Clearside shall be deemed to have provided to Arctic Vision the documents set forth on Exhibits B(i) and B(ii) upon the earlier of: [***].

Section 8.03Payment Upon LICENSED PRODUCT FDA Approval.  Within [***] following the FDA’s approval of the marketing of XIPERE in the United States, and receipt of an invoice therefor, Arctic Vision shall pay Clearside a further one-time, non-refundable, non-creditable payment of [***], by wire transfer.  For clarity, Arctic Vision shall pay Clearside non-refundable and non-creditable payments totaling no more than [***].

Section 8.04Development Milestone Payments.

(a)Arctic Vision shall make the one-time milestone payments to Clearside set forth in the table below no later than [***]after the earliest date on which the corresponding milestone event has been achieved by any Arctic Vision Entity with respect to the first Licensed Product to achieve such milestone event.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)The milestone payments set forth in rows (i) through (v) above shall be payable only once, upon the first achievement of such milestone event by the first Licensed Product to achieve such event. In the event [***] is achieved without the achievement of [***], then the milestone payment associated with [***] shall become due and payable at the same time that the [***] payment is due.

(c)Upon achievement by any Arctic Vision Entity of any of the milestone events listed above, Arctic Vision shall promptly (but in no event more than [***] after such achievement) notify Clearside of such achievement.

Section 8.05Sales Milestone Payments.  Arctic Vision shall pay to Clearside the following amounts after the first achievement of aggregate Net Sales of all Licensed Products in the Territory in a calendar year that meet or exceed the minimum annual Net Sales thresholds set forth below, which payment shall be made no later than [***] after the end of the calendar quarter in which the applicable threshold(s) is(are) met or exceeded:

Annual Net Sales Threshold	Payment Amount
[***]	[***]
[***]	[***]

Each milestone payment in this Section 8.05 (Sales Milestone Payments) shall be payable only once upon the first achievement of such milestone in a given calendar year and no amounts shall be due for subsequent or repeated achievements of such milestone in subsequent calendar years.  For clarity, the Net Sales of all Licensed Products in a calendar year shall be aggregated for purposes of determining whether any milestone in the table above has been met.  If more than one of the milestones set forth in the table above are first achieved in a single calendar year, then Arctic Vision shall pay to Clearside in such calendar year all of the payments corresponding to all of the milestones achieved in such calendar year under this Section 8.05 (Sales Milestone Payments).

Section 8.06Royalties.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(a)Subject to the remainder of this Section 8.06 (Royalties), Arctic Vision shall pay Clearside the following royalties on aggregate Net Sales of all Licensed Products, at an incremental royalty rate determined by aggregate annual Net Sales of all Licensed Products in each calendar year during the Term in the Territory:

Portion of Annual Net Sales of all Licensed Products	Royalty Rate
[***]	10%
[***]	12%

(b)Running royalties paid by Arctic Vision under this Section 8.06 (Royalties) shall be paid on a Licensed Product-by-Licensed Product and Jurisdiction-by-Jurisdiction basis until the latest of (i) the expiration of the last-to-expire Valid Claim in the Clearside Patent Rights that Covers such Licensed Product, (ii) expiration of marketing or regulatory exclusivity with respect to such Licensed Product in such Jurisdiction, or (iii) ten (10) years from the First Commercial Sale of such Licensed Product in the Field in such Jurisdiction (each, a “Royalty Term”); provided that, [***].  Following the expiration of the Royalty Term with respect to a particular Licensed Product in the Field in a Jurisdiction (but not following an earlier termination of this Agreement), the licenses granted by Clearside to Arctic Vision pursuant to Section 2.01(a) with respect to such Licensed Product in the Field in such Jurisdiction shall be perpetual, irrevocable, fully-paid and royalty-free, but Net Sales of such Licensed Product shall continue to be included in the aggregate Net Sales calculation in Section 8.06(a) or for the purposes of Section 8.05 (Sales Milestones Payments).

(c)Notwithstanding the provisions of Section 8.06(a), on a Jurisdiction-by-Jurisdiction and [***] basis, during any period in such Jurisdiction in which there is [***] in such Jurisdiction, Arctic Vision shall pay royalty rates for sales of such Licensed Product in such Jurisdiction that shall be set at [***] of the applicable royalty rate determined in accordance with Section 8.06(a).

(d)In the event that Arctic Vision obtains, after the Effective Date, a license under, or other rights to, Patent Rights or Know-How from any Third Party(ies) (other than pursuant to Section 2.03 (In-License Agreements)) that are necessary in order to Commercialize a given Licensed Product in the Field in a given Jurisdiction and on a [***] basis, [***] actually paid under such Third Party licenses by Arctic Vision or its Affiliates specifically for sales of such Licensed Product in the Field in such Jurisdiction shall be creditable against the royalty payments due to Clearside by Arctic Vision for sales of such Licensed Product in such Jurisdiction.

(e)Notwithstanding the foregoing, in no event shall the royalty payments otherwise owed to Clearside under Section 8.06(a) be reduced below [***] in [***] during the Royalty Term.

Section 8.07Royalty Payments and Reports.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(a)On a Licensed Product-by-Licensed Product and Jurisdiction-by-Jurisdiction basis, until the expiration of the Royalty Term with respect to such Licensed Product in such Jurisdiction, Arctic Vision agrees to provide [***] written reports to Clearside within [***] after the end of each [***], covering all Net Sales of such Licensed Product in such Jurisdiction by any Arctic Vision Entity, each such written report stating for the period in question the amount of gross sales and Net Sales of each Licensed Product in each Jurisdiction in the Territory during the applicable [***] (including such amounts expressed in local currency and as converted to Dollars) and a calculation of the amount of royalty payment due on such Net Sales for such [***].

(b)Arctic Vision shall make the royalty payments due hereunder within [***] after the end of each [***].

Section 8.08Recordkeeping.

(a)Each Arctic Vision Entity shall keep accurate records of Licensed Products that are made, used or sold under this Agreement, in accordance with the Accounting Standards consistently applied, for a period of at least [***] after the end of the calendar year to which the records relate, setting forth the sales of Licensed Products in sufficient detail to enable royalties and other amounts payable to Clearside hereunder to be determined.  Each Arctic Vision Entity further agrees to permit its books and records to be examined (i) by an independent accounting firm selected by Clearside and reasonably acceptable to Arctic Vision no more than [***] per calendar year, and (ii) by an independent certified public accountant selected by [***] no more than [***] per calendar year, to verify any reports and payments delivered under this Agreement during the [***], upon reasonable notice (which shall be no less than [***] prior notice) and during regular business hours and subject to a reasonable confidentiality agreement.  The Parties shall reconcile any underpayment or overpayment within [***] after the accounting firm delivers the results of any audit.  Such examination is to be made at the expense of Clearside, except in the event that the results of the audit reveal an underpayment by Arctic Vision of [***] or more during the period being audited, in which case reasonable audit fees for such examination shall be paid by Arctic Vision.

Section 8.09Currency Conversion.  Wherever it is necessary to convert currencies for Net Sales invoiced in a currency other than the Dollar, such conversion shall be made into Dollars at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last Business Day of the applicable calendar quarter or, if such rate is unavailable, a substitute therefor reasonably selected by Clearside.  All payments due to Clearside under this Agreement shall be made without deduction of exchange, collection or other charges.  Once the amount of Net Sales paid to Clearside in respect of a particular calendar quarter has been converted into Dollars, such amount of Dollars shall be used for the purpose of calculating the total amount of Net Sales during the calendar year that includes such calendar quarter.

Section 8.10Methods of Payment.  All payments due to Clearside under this Agreement shall be made by Arctic Vision in U.S. Dollars by wire transfer to a bank account of Clearside.

Section 8.11Taxes.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(a)General. The milestones, royalties and other amounts payable by Arctic Vision to Clearside pursuant to this Agreement (each, a “Payment”) will be paid free and clear of any and all taxes, except for any withholding taxes required by applicable Law.  Except as provided in this Section 8.11 (Taxes), Clearside will be solely responsible for paying any and all taxes (other than withholding taxes required by applicable Law to be deducted from Payments and remitted by Arctic Vision) levied on account of, or measured in whole or in part by reference to, any Payments it receives.  Arctic Vision will deduct or withhold from the Payments any taxes that it is required by applicable Law to deduct or withhold.  Notwithstanding the foregoing, if Clearside is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to Arctic Vision or the appropriate governmental authority (with the assistance of Arctic Vision to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Arctic Vision of its obligation to withhold such tax and Arctic Vision will apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that Arctic Vision has received evidence, in a form reasonably satisfactory to Arctic Vision, of Clearside’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [***] prior to the time that the Payments are due.  If, in accordance with the foregoing, Arctic Vision withholds any amount, it will pay to Clearside the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to Clearside proof of such payment within [***] following such payment.

(b)Withholding Tax Action.  If any Payment is subject to a deduction or withholding of tax that arises as a result of any action taken by Arctic Vision or its Affiliates or successors, including an assignment of this Agreement as permitted under Article XVI (Assignment and Acquisitions), as a result of which (i) the payment arises in a territory other than the Territory, (ii) there is a change in the tax residency of Arctic Vision, or (iii) the payments arise or are deemed to arise through a branch of Arctic Vision in a territory other than the Territory, and such action has the effect of increasing the amount of tax deducted or withheld (each, an “Withholding Tax Action”), then notwithstanding Section 8.11(a), the payment by Arctic Vision (in respect of which such deduction or withholding of tax is required to be made) shall be increased by the amount necessary to ensure that Clearside receives an amount equal to the same amount that it would have received had no Withholding Tax Action occur.

Section 8.12Invoices.  Clearside acknowledges that, other than royalty payments, Arctic Vision requires invoices for all payments due under this Agreement, which invoices may be delivered by email to [***] (which email address may be changed by Arctic Vision from time to time upon written notice to Clearside), with a hard copy confirmed by mailing to:

Arctic Vision (Hong Kong) Limited

23/F Nan Fung Tower 88

Connaught Road C & 173 Des Voeux Road C

Central HK

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(which addresses may be changed by Arctic Vision from time to time upon written notice to Clearside).

Section 8.13Late Payments. If Clearside does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to Clearside from the due date until the date of payment at [***] or the maximum applicable legal rate, if less. The interest payment shall be due from the day the original payment was due until the day that the payment was received by Clearside; provided, that, with respect to any disputed payments, no interest payment shall be due until such dispute is resolved and the interest which shall be payable thereon shall be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made.

Article IX.

INTELLECTUAL PROPERTY

Section 9.01Ownership.

(a)Ownership of the Clearside Technology shall remain vested at all times in Clearside.

(b)Ownership of the Arctic Vision Technology shall remain vested at all times in Arctic Vision.

(c)Each Party shall own all Inventions that are made solely by it and its Affiliates or sublicensees during the performance of activities under this Agreement (“Sole Inventions”).  The Parties shall jointly own all Inventions that are made jointly by or on behalf of both Parties or their Affiliates or (sub)licensees (“Joint Inventions”).  Patents claiming the Joint Inventions are “Joint Patents.”  Each Party owns an undivided half interest in the Joint Inventions, and neither Party shall be entitled to practice, license, assign (its respective interest only) or otherwise exploit the Joint Inventions and Joint Patents in any Jurisdiction or in the Territory without the prior written consent from the other Party.  Notwithstanding the foregoing, any and all Inventions directed to the Clearside Device, including any improvements thereto, shall be owned solely and exclusively by Clearside, without regard to the inventorship thereof, and Arctic Vision shall, and hereby does, assign to Clearside any and all of its interest in and to such Inventions, together with all intellectual property rights therein.  “Inventions” shall mean any inventions made by a Party (either solely or jointly), its Affiliates or (sub)licensees, or on behalf of any of the foregoing entities by their respective employees, agents, and independent contractors during the performance of activities under this Agreement.

(d)For purposes of determination of ownership hereunder, inventorship shall be determined according to United States patent Laws.

Section 9.02Prosecution of Patent Rights.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(a)[***].  The [***] will be responsible for filing for, prosecution and maintenance of the [***] in accordance with the terms of the [***].  Clearside will provide Arctic Vision with all information that is provided to Clearside by the [***] with respect to the [***] in the Territory with sufficient time for Arctic Vision to review and comment thereon.  If Clearside and [***] elect not to continue to seek or maintain any [***] in the Territory, then: (a) to the extent Arctic Vision is the sole exclusive sublicensee of such [***], Clearside will provide Arctic Vision with timely notice and will provide Arctic Vision with a reasonable opportunity to assume responsibility for the continued prosecution and maintenance of such [***], or (b) to the extent Arctic Vision is not the sole exclusive sublicensee of such [***], Clearside will provide Arctic Vision with timely notice and Arctic Vision and the other exclusive licensees will negotiate in good faith regarding the assumption of responsibility for the continued prosecution and maintenance of such [***].

(b)For any Clearside Patent Rights not covered by Section 9.02(a), this Section 9.02(b) will apply.  Clearside has the first right, at its discretion and using counsel it selects, to prepare, file, prosecute and maintain all Clearside Patent Rights covering a Licensed Product in Clearside’s name in the Territory.  Clearside will: (i) instruct such patent counsel to provide Arctic Vision with copies of all filings and formal correspondences relating to such Clearside Patent Rights in the Territory and (ii) keep Arctic Vision advised of the status of actual and prospective patent filings related to a License Product in the Territory.  Clearside will give Arctic Vision the opportunity to provide and will reasonably consider comments on the preparation, filing, prosecution and maintenance of the Clearside Patent Rights covering a Licensed Product in the Territory.  Each Party will treat any consultation regarding the preparation, filing, prosecution and maintenance of such Clearside Patent Rights, along with any information disclosed by each Party in connection therewith (including any information concerning patent expenses), as Confidential Information.  If Clearside elects not to continue to seek or maintain any Clearside Patent Rights covering a Licensed Product in the Territory, then: (A) to the extent Arctic Vision is the sole exclusive licensee of such Clearside Patent Rights, Clearside will provide Arctic Vision with timely notice and will provide Arctic Vision with a reasonable opportunity to assume responsibility for the continued prosecution and maintenance of such Clearside Patent Rights, or (B) to the extent Arctic Vision is not the sole exclusive licensee of such Clearside Patent Rights, Clearside will provide Arctic Vision with timely notice and Arctic Vision and the other exclusive licensees will negotiate in good faith regarding the assumption of responsibility for the continued prosecution and maintenance of such Clearside Patent Rights.

(c)In preparing, filing, prosecuting and maintaining any Patent Right, in no event shall either Party take any position that is contrary to or detrimental to the scope or enforceability of any Patent Rights belonging to the other Party within the scope of this Agreement.

Section 9.03Enforcement and Defense.

(a)If either Party becomes aware of any Third Party activity, including any Development activity (whether or not an exemption from infringement liability for such Development activity is available under applicable Law), that infringes (or that is directed to the Development of a product that would infringe) a Clearside Patent Right or Arctic Vision Patent

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Right, then the Party becoming aware of such activity shall give prompt written notice to the other Party regarding such alleged infringement or misappropriation (collectively, “Infringement Activity”).

(b)[***] shall have the first right, but not the obligation, to control and attempt to resolve any Infringement Activity related to the product-specific Clearside Patent Rights in the Territory by commercially appropriate steps [***], including the filing of an infringement or misappropriation suit using counsel of its own choice.  [***] shall have the first right, but not the obligation, to control and attempt to resolve any Infringement Activity related to the other Clearside Patent Rights in the Territory by commercially appropriate steps [***], including the filing of an infringement or misappropriation suit using counsel of its own choice.  [***] shall (i) keep [***] reasonably informed regarding such infringement or misappropriation suit (including by providing [***] with drafts of each filing within a reasonable period before the deadline for such filing and promptly providing [***] with copies of all final filings and correspondence), (ii) consult with [***] on such infringement or misappropriation suit, and (iii) consider in good faith all comments from [***] regarding such infringement or misappropriation suit and incorporate all reasonable comments or suggested changes proposed by [***], except any comments or suggested changes that would reasonably be expected to have a negative impact on [***].  [***] shall be [***] in connection with such infringement or misappropriation suit.  If [***] fails to resolve such Infringement Activity in the Territory, or to initiate a suit with respect thereto by the date that is [***] before any deadline for taking action to avoid any loss of material enforcement rights or remedies, then, [***] may, subject to the following sentence, have the right, but not the obligation, to attempt to resolve such Infringement Activity by commercially appropriate steps [***], including the filing of an infringement or misappropriation suit using counsel of its own choice.  In the circumstance where [***] has the right to resolve such Infringement Activity: [***].

(c)Any amounts recovered by a Party as a result of an action pursuant to Section 9.03(b), whether by settlement or judgment, shall be [***].

(d)In any event, at the request and expense of the Party bringing an infringement or misappropriation action under Section 9.03(b), the other Party shall provide reasonable assistance in any such action (including entering into a common interest agreement if reasonably deemed necessary by any Party) and be joined as a party to the suit if necessary for the initiating or defending Party to bring or continue such suit.  Neither Party may settle any action or proceeding brought under Section 9.03(b), or knowingly take any other action in the course thereof, in a manner that materially adversely affects the other Party’s interest in any Clearside Patent Rights or Arctic Vision Patent Rights without the written consent of such other Party.  Each Party shall always have the right to be represented by counsel of its own selection and its own expense in any suit or other action instituted by the other Party pursuant to Section 9.03(b).

Section 9.04Defense of Third Party Infringement and Misappropriation Claims.

(a)If a Third Party asserts that a Patent Right or other right Controlled by it in the Territory is infringed or misappropriated by a Party’s activities under this Agreement or a Party becomes aware of a Patent Right or other right that might form the basis for such a claim, the Party

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

first obtaining knowledge of such a claim or such potential claim shall immediately provide the other Party with notice thereof and the related facts in reasonable detail.  The Parties shall discuss what commercially appropriate steps, if any, to take to avoid infringement or misappropriation of said Third Party Patent Right or other right controlled by such Third Party in the Territory.

(b)If a Third Party asserts that a Patent Right or other right Controlled by it in the Territory is infringed or misappropriated by a Party’s activities under this Agreement, then such Party shall have the first right, but not the obligation, to defend against such assertion and, at such Party’s request and expense, the other Party will provide reasonable assistance in defending against such Third Party assertion.  Such Party shall keep the other Party reasonably informed regarding such assertion and such defense.

Section 9.05Patent Term Extensions.  Arctic Vision shall have the first right to select the appropriate Clearside Patent Rights for filing to obtain any available patent term extensions, including supplementary protection certificates and any other extensions that are now available or become available in the future, based on Regulatory Approvals for Licensed Products in the Field in the Territory.  Each Party shall cooperate with the other Party in gaining any such patent term extensions, including by signing all necessary papers.  If Arctic Vision elects not to, or is unable to, file to obtain any patent term extension described in this Section 9.05 (Patent Term Extensions), it shall give Clearside prompt notice thereof, and, in such cases, shall permit Clearside [***] to take such actions itself.

Section 9.06[***].  All licenses and other rights granted to Arctic Vision with respect to the [***] under this Agreement are subject to the rights and obligations of Clearside under the [***] and Arctic Vision shall comply with such provisions applicable to the rights granted to Arctic Vision hereunder in all material respects.  Clearside may not amend the [***] in a manner that diminishes the rights granted under this Agreement or that places material obligations on Arctic Vision that are not expressly included in this Agreement without Arctic Vision’s prior written consent.  For the avoidance of doubt, Arctic Vision is not and shall not be obligated to make any payments to [***] under the [***], except to the extent that Arctic Vision becomes a direct licensee pursuant to Section 2.5.5 thereof.  With respect to the [***], the license granted to Arctic Vision under Section 2.01(a) is subject to [***] right, on behalf of itself, its employees and research collaborators, to make, have made, use, import, and transfer products Covered by the [***] and practice the “Licensed Technology” as defined in the [***] for research, educational and non-commercial and humanitarian clinical purposes.

Article X.

ADVERSE DRUG EVENTS AND REPORTS

Section 10.01Complaints.  Each Party shall maintain a record of all non-medical and medical product-related complaints it receives with respect to any Licensed Product.  Each Party shall notify the other Party of any such complaint received by it in sufficient detail and in accordance with the timeframes and procedures for reporting established by the Parties within the Safety Data Exchange Agreement and the quality agreement, and in any event in sufficient time

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

to allow each Clearside Entity and their respective sublicensees ([***]) and each Arctic Vision Entity to comply with any and all regulatory requirements imposed upon it, including in accordance with International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) guidelines.  The Party that holds the applicable Regulatory Filing(s) in a particular country or jurisdiction shall investigate and respond to all such complaints in such country or jurisdiction with respect to any Licensed Product as soon as reasonably practicable.  All such responses shall be made in accordance with the procedures established pursuant to ICH, FDA, EMA, NMPA and other applicable guidelines.  The Party responsible for responding to such complaint shall promptly provide the other Party a copy of any such response.

Section 10.02Adverse Drug Events.  Within [***] of the Effective Date, both Parties shall develop and agree to the worldwide safety and pharmacovigilance procedures for the Parties with respect to the Product, such as safety data sharing and exchange, and adverse events reporting, in a written agreement (the “Safety Data Exchange Agreement”).  Such agreement shall describe the coordination of collection, investigation, reporting, and exchange of information concerning adverse events or any other important safety information, and Product quality and Product complaints involving adverse events, sufficient to permit each Party, its Affiliates, or Sublicensees to comply with its legal obligations.  The Parties shall promptly update the Safety Agreement if required by changes in Applicable Law.  Each Party shall comply with its respective obligations under the Safety Agreement and shall cause its Affiliates and Sublicensees to comply with such obligations.

Article XI.

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 11.01Mutual Representations and Warranties.  Each of Arctic Vision and Clearside hereby represents and warrants to the other Party as of the Effective Date that:

(a)it is a corporation or entity duly organized and validly existing under the Laws of the state, municipality, province, administrative division or other jurisdiction of its incorporation or formation;

(b)the execution, delivery and performance of this Agreement by it has been duly authorized by all requisite corporate action;

(c)it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and such performance does not conflict with or constitute a breach of any of its agreements with any Third Party;

(d)it has the right to grant the rights and licenses described in this Agreement;

(e)it has not made any commitment to any Third Party in conflict with the rights granted by it hereunder;

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(f)to its knowledge, no consent, approval or agreement of any person or Governmental Authority is required to be obtained in connection with the execution and delivery of this Agreement;

(g)[***]; and

(h)it has not been debarred by the FDA, is not the subject of a conviction described in Section 306 of the FD&C Act, and is not subject to any similar sanction of any other Governmental Authority outside of the U.S., and neither it nor any of its Affiliates has used, in any capacity, any person or entity who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction inside or outside of the U.S.

Section 11.02Mutual Covenants.  Each of Arctic Vision and Clearside hereby covenants to the other Party that:

(a)it will not engage, in any capacity in connection with this Agreement or any ancillary agreement, any person or entity who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any similar sanction inside or outside of the U.S., and such Party shall inform the other Party in writing promptly if such Party or any person or entity engaged by such Party who is performing services under this Agreement, or any ancillary agreement, is debarred or is the subject of a conviction described in Section 306 of the FD&C Act or any similar sanction inside or outside of the U.S., or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to such Party’s knowledge, is threatened, relating to any such debarment or conviction of a Party, any of its Affiliates or any such person or entity performing services hereunder or thereunder;

(b)during the Term, it will not make any commitment to any Third Party in conflict with the rights granted by it hereunder; and

(c)it will comply with all applicable Laws in performing its activities hereunder.

Section 11.03Additional Clearside Warranties.  Clearside hereby represents and warrants to Arctic Vision as of the Effective Date that:

(a)to Clearside’s knowledge, Exhibit A contains a list of all Patent Rights that are Controlled by Clearside as of the Effective Date and Cover (i) Development or Commercialization of the Licensed Products as they exist on the Effective Date in the Field in the Territory or (ii) the Manufacture in the Territory of Licensed Product as they exist on the Effective Date, in each case ((i) and (ii)) in accordance with this Agreement;

(b)all of the issued Patent Rights on Exhibit A are in full force and effect, and, to Clearside’s knowledge, are not invalid or unenforceable, in whole or in part;

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(c)to Clearside’s knowledge, Clearside is unaware of any challenge in the Territory to the validity or enforceability of any of the Clearside Patent Rights listed in Exhibit A;

(d)to Clearside’s knowledge, no Third Party is infringing or misappropriating any Clearside Technology in the Field in the Territory in derogation of the rights granted to Arctic Vision in this Agreement;

(e)Other than the SVB Security Interest, the REGENXBIO Agreement and the Aura Agreement, Clearside and its Affiliates have not, prior to the Effective Date, assigned, transferred, conveyed or otherwise encumbered their right, title and interest in any Clearside Technology within the Territory;

(f)neither Clearside nor any of its Affiliates has received any written notification from a Third Party that the research, development, manufacture, use, sale or import of Licensed Products in the Territory would infringe or misappropriate the Patent Rights or Know-How owned or controlled by such Third Party;

(g)to Clearside’s knowledge, Clearside has not received written notice of any investigations, inquiries, actions or other proceedings pending before or threatened by any Regulatory Authority or other Governmental Authority in the Territory with respect to the Licensed Products in the Territory arising from any action or default by Clearside or any of its Affiliates or a Third Party acting on behalf Clearside in the discovery or Development of the Licensed Products; and

(h)[***].

Section 11.04Anti-Corruption.

(a)Anti-Corruption Provisions.  Each Party represents and warrants to the other Party that such Party has not, directly or indirectly, offered, promised, paid, authorized or given, and each Party agrees that such Party will not, in the future, offer, promise, pay, authorize or give, money or anything of value, directly or indirectly, to any Government Official (as defined below) or Other Covered Party (as defined below) for the purpose, pertaining to this Agreement, of: (i) influencing any act or decision of such Government Official or Other Covered Party; (ii) inducing such Government Official or Other Covered Party to do or omit to do an act in violation of a lawful duty; (iii) securing any improper advantage; or (iv) inducing such Government Official or Other Covered Party to influence the act or decision of a Governmental Authority, in order to obtain or retain business, or direct business to, any person or entity, in any way related to this Agreement.

For purposes of this Agreement: (A) “Government Official” means any official, officer, employee or representative of: (1) any Governmental Authority; (2) any public international organization or any department or agency thereof; or (3) any company or other entity owned or controlled by any Governmental Authority; and (B) “Other Covered Party” means any political party or party official, or any candidate for political office.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(b)Anti-Corruption Compliance.

(i)In performing under this Agreement, each Party, on behalf of itself, its respective Affiliates and (in the case of Clearside) other Clearside Entities and (in the case of Arctic Vision) other Arctic Vision Entities, agrees to comply with all applicable anti-corruption Laws, including the Foreign Corrupt Practices Act of 1977, as amended from time to time (“FCPA”) and all anti-corruption Laws of the Territory.

(ii)Each Party represents and warrants to the other Party that such Party is not aware of any Government Official or Other Covered Party having any financial interest in the subject matter of this Agreement or in any way personally benefiting, directly or indirectly, from this Agreement.

(iii)No Party, nor any Affiliate of any Party (and (in the case of Clearside) no other Clearside Entity and (in the case of Arctic Vision) no other Arctic Vision Entity), shall give, offer, promise or pay any political contribution or charitable donation at the request of any Government Official or Other Covered Party that is in any way related to this Agreement or any related activity.

(iv)Arctic Vision Entities shall in all cases, refrain from engaging in any activities or conduct which would cause any Clearside Entity to be in violation of the FCPA and any applicable anti-bribery Laws.  To the extent allowed by Law, if any Arctic Vision Entity proposes to provide any information, data or documentation to any governmental or regulatory authority in respect of the Licensed Product that relates to or may result in a violation of the FCPA or any applicable anti-bribery Law, it shall first obtain the prior written approval of Clearside, which will not be unreasonably withheld, or shall provide such information, data or documentation in accordance with Clearside’s written instructions.

(v)Arctic Vision agrees that should it learn or have reason to know of: (i) any payment, offer, or agreement to make a payment to a foreign official or political party for the purpose of obtaining or retaining business or securing any improper advantage for Clearside under this Agreement or otherwise, or (ii) any other development during the Term that in any way makes inaccurate or incomplete the representations, warranties and certifications of Arctic Vision hereunder given or made as of the date hereof or at any time during the Term, relating to the FCPA, Arctic Vision will immediately advise Clearside in writing of such knowledge or suspicion and the entire basis known to Arctic Vision therefor.

(vi)Notwithstanding any other provisions contained in this Agreement, Arctic Vision agrees that full disclosure of information relating to a possible violation of the FCPA or the existence and terms of this Agreement, including the compensation provisions hereof, may be made at any time and for any reason to the U.S. government and its agencies, and to whomsoever Clearside determines has a legitimate need to know.

(vii)In the event that a Party violates the FCPA, any anti-corruption Law of the Territory or any other applicable anti-corruption Law, or breaches any provision in this Section

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

11.04 (Anti-Corruption), the other Party shall have the right to terminate this Agreement pursuant to Section 14.03 (Termination for Breach).

Section 11.05Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE INTELLECTUAL PROPERTY RIGHTS PROVIDED BY CLEARSIDE TO ARCTIC VISION HEREIN ARE PROVIDED “AS IS” AND WITHOUT WARRANTY.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH OF THE PARTIES EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR ENFORCEABILITY OF THEIR RESPECTIVE INTELLECTUAL PROPERTY RIGHTS, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

Section 11.06Limitation of Liability.  NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, EXEMPLARY, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES OR DAMAGES FOR LOSS OF PROFIT OR LOST OPPORTUNITY IN CONNECTION WITH THIS AGREEMENT, ITS PERFORMANCE OR LACK OF PERFORMANCE HEREUNDER, OR ANY LICENSE GRANTED HEREUNDER.  THE FOREGOING SHALL NOT LIMIT (a) ANY INDEMNIFICATION OBLIGATIONS HEREUNDER OR (b) REMEDIES AVAILABLE TO EITHER PARTY WITH RESPECT TO A BREACH OF Article XII (CONFIDENTIALITY), OR (c) DAMAGES IN INSTANCES OF INTENTIONAL MISCONDUCT OR FRAUD COMMITTED BY THE OTHER PARTY.

Article XII.

CONFIDENTIALITY

Section 12.01Generally.  During the Term and for a period of [***] thereafter, each Party (a) shall maintain in confidence all Confidential Information of the other Party or any of such Party’s Affiliates; (b) shall not use such Confidential Information for any purpose except to fulfill its obligations or exercise its rights (for the avoidance of doubt, including, with respect to Clearside, the right to Commercialize the Licensed Products outside of the Field or Territory (and inside of the Field and Territory after any termination of this Agreement) and to Develop and Manufacture the Licensed Products in accordance with this Agreement) under this Agreement; and (c) shall not disclose such Confidential Information to anyone other than those of its Affiliates, directors, investors, prospective investors, lenders, prospective lenders, acquirers, prospective acquirers, licensees, prospective licensees, sublicensees, prospective sublicensees, employees, consultants, financial or legal advisors, or other agents or contractors (collectively, “Representatives”) who are bound by written obligations of nondisclosure and non-use no less stringent than those set forth in this Article XII (Confidentiality) and to whom such disclosure, under this Agreement, is necessary in connection with the fulfillment of such Party’s obligations or exercise of such Party’s rights under this Agreement or in connection with bona fide financing or acquisition activities.  Each Party shall (i) ensure that such Party’s Representatives who receive

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

any of the other Party’s (or any of such Party’s Affiliates’) Confidential Information comply with the obligations set forth in this Article XII (Confidentiality) and (ii) be responsible for any breach of these obligations by any of its Representatives who receive any of the other Party’s (or any of such Party’s Affiliates’) Confidential Information.  Each Party shall notify the other Party promptly on discovery of any unauthorized use or disclosure of the other’s (or any of its Affiliates’) Confidential Information.

Section 12.02Exceptions.  The obligations of confidentiality, non-disclosure, and non-use set forth in Section 12.01 (Generally) shall not apply to, and “Confidential Information” shall exclude, any information to the extent the receiving Party (the “Recipient”) can demonstrate that such information: (a) was in the public domain or publicly available at the time of disclosure to the Recipient or any of its Affiliates by the disclosing Party or any of its Affiliates pursuant to this Agreement or the Confidentiality Agreement, or thereafter entered the public domain or became publicly available, in each case other than as a result of any action of the Recipient, or any of its Representatives, in breach of this Agreement or the Confidentiality Agreement; (b) was rightfully known by the Recipient or any of its Affiliates (as shown by its written records) prior to the date of disclosure to the Recipient or any of its Affiliates by the disclosing Party or any of its Affiliates pursuant to this Agreement or the Confidentiality Agreement; (c) was received by the Recipient or any of its Affiliates on an unrestricted basis from a Third Party rightfully in possession of such information and not under a duty of confidentiality to the disclosing Party or any of its Affiliates; or (d) was independently developed by or for the Recipient or any of its Affiliates without reference to or reliance on the Confidential Information of the other Party or any of its Affiliates (as demonstrated by written records).

Section 12.03Permitted Disclosures.  Notwithstanding any other provision of this Agreement, Recipient’s (or its Affiliates’) disclosure of the other Party’s (or any of such Party’s Affiliates’) Confidential Information shall not be prohibited if such disclosure: (a) is in response to a valid order of a court or other Governmental Authority, including the rules and regulations promulgated by the Securities and Exchange Commission (or similar foreign authority) or any other Governmental Authority; (b) is otherwise required by applicable Law or rules of a nationally or internationally recognized securities exchange or Nasdaq or (c) is to patent offices in order to seek or obtain Patent Rights or to Regulatory Authorities in order to seek or obtain approval to conduct clinical trials or to gain Regulatory Approval with respect to the Licensed Products as contemplated by this Agreement; provided that such disclosure may be made only to the extent reasonably necessary to seek or obtain such Patent Rights or Regulatory Approvals, and the Recipient (or its applicable Affiliate(s)) shall use Commercially Reasonable Efforts to obtain confidential treatment of such information.  If a Recipient is required to disclose Confidential Information pursuant to Section 12.03(a) or Section 12.03(b), prior to any disclosure the Recipient shall, to the extent legally permitted and practicable, provide the disclosing Party with prior written notice of such disclosure in order to permit the disclosing Party to seek a protective order or other confidential treatment of such disclosing Party’s Confidential Information.

Section 12.04Publicity.  The Parties will issue a joint press release in connection with this Agreement.  The Parties recognize that each Party may from time to time desire to issue press

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

releases and make other public statements or public disclosures in respect of this Agreement, including the Development or Commercialization of Licensed Products in the Territory (each, a “Public Statement”).  If Arctic Vision desires to make a Public Statement, it shall provide Clearside a copy of such Public Statement at least [***] prior to the date it desires to make such public disclosure. Arctic Vision shall not issue a Public Statement without Clearside’s prior written approval, which advance approval shall not be unreasonably withheld, conditioned or delayed.  Clearside shall provide to Arctic Vision a preliminary draft of any Public Statement that it intends to make on a global basis with respect to Development of Licensed Products at least [***] in advance of such public disclosure and shall provide a final draft of such Public Statement at least [***] in advance of such public disclosure; provided that, if such Public Statement includes data owned by Arctic Vision with respect to a clinical study or pre-clinical research conducted by Arctic Vision in the Territory, Clearside shall obtain Arctic Vision’s prior written approval to include such data, which approval shall not be unreasonably withheld, conditioned or delayed.  Once any public statement or public disclosure has been approved in accordance with this Section 12.04 (Publicity), then the applicable Party may appropriately communicate information contained in such permitted statement or disclosure.  Notwithstanding anything to the contrary in this Section 12.04 (Publicity), nothing in this Section 12.04 (Publicity) shall be deemed to limit either Party’s rights under Section 12.03 (Permitted Disclosures) or either Party’s ability to issue press releases or make other public statements or public disclosures required by applicable Law or rules of a nationally or internationally recognized securities exchange or Nasdaq.

Section 12.05Publications.  Clearside acknowledges Arctic Vision’s interest in publishing certain key results of Arctic Vision’s Development and Commercialization of Licensed Products in the Field in the Territory. Arctic Vision recognizes the mutual interest in obtaining valid patent protection and Clearside’s interest in protecting its proprietary information.  Consequently, except for disclosures permitted pursuant to Section 12.02 (Exceptions), Section 12.03 (Permitted Disclosures) or Section 12.04 (Publicity), if Arctic Vision wishes to make a publication or public presentation with respect to its Development or Commercialization of Licensed Products in the Field in the Territory, Arctic Vision shall deliver to Clearside a copy of the proposed written publication or presentation at least [***] prior to submission for publication or presentation. Clearside shall have the right (a) to require modifications to the publication or presentation for patent or any other business reasons, and Arctic Vision will remove all of Clearside’s Confidential Information if requested by Clearside, and (b) to require a reasonable delay in publication or presentation in order to protect patentable information.  If Clearside requests a delay, then Arctic Vision shall delay submission or presentation for a period of [***] (or such shorter period as may be mutually agreed by the Parties) to enable Clearside to file patent applications protecting Clearside’s rights in such information.

Section 12.06Injunctive Relief.  Each Party acknowledges and agrees that there may be no adequate remedy at law for any breach of its obligations under this Article XII (Confidentiality), that any such breach may result in irreparable harm to the other Party and, therefore, that upon any such breach or any threat thereof, such other Party may seek appropriate equitable relief in addition to whatever remedies it might have at law, without the necessity of showing actual damages.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Article XIII.

INDEMNIFICATION

Section 13.01Indemnification by Clearside.  Clearside shall indemnify, hold harmless and defend any Arctic Vision Entity, and their respective directors, officers, and employees (the “Arctic Vision Indemnitees”) from and against any and all Third Party suits, claims, actions, demands, liabilities, expenses, costs, damages, deficiencies, obligations or losses (including reasonable attorneys’ fees, court costs, witness fees, damages, judgments, fines and amounts paid in settlement) (“Losses”) to the extent that such Losses arise out of (a) any breach of this Agreement by Clearside, (b) the Development, Manufacture or Commercialization of any Licensed Product by or on behalf of any Clearside Entity or their sublicensees or (c) the negligence or willful misconduct of any Clearside Indemnitee.  Notwithstanding the foregoing, Clearside shall not have any obligation to indemnify the Arctic Vision Indemnitees to the extent that the applicable Losses arise out of the negligence or willful misconduct of any Arctic Vision Indemnitee or any breach of this Agreement by Arctic Vision.

Section 13.02Indemnification by Arctic Vision.  Arctic Vision shall indemnify, hold harmless and defend any Clearside Entity and any of their sublicensees, and their respective directors, officers, and employees, and [***], and their heirs, executors, administrators, successors and legal representatives (the “Clearside Indemnitees”) from and against any and all Losses, to the extent that such Losses arise out of (a) any breach of this Agreement by Arctic Vision, (b) the Development, Manufacture or Commercialization of any Licensed Product by or on behalf of any Arctic Vision Entity or their sublicensees or (c) the negligence or willful misconduct of any Arctic Vision Indemnitee.  Notwithstanding the foregoing, Arctic Vision shall not have any obligation to indemnify the Clearside Indemnitees to the extent that the applicable Losses arise out of the negligence or willful misconduct of any Clearside Indemnitee or any breach of this Agreement by Clearside.

Section 13.03Procedure.  In the event of a claim by a Third Party against an Arctic Vision Indemnitee or Clearside Indemnitee entitled to indemnification under this Agreement (“Indemnified Party”), the Indemnified Party shall promptly notify the Party obligated to provide such indemnification (“Indemnifying Party”) in writing of the claim and the Indemnifying Party shall undertake and solely manage and control, at its sole expense, the defense of the claim and its settlement.  The Indemnified Party shall cooperate with the Indemnifying Party.  The Indemnified Party may, at its option and expense, be represented in any such action or proceeding by counsel of its choice.  The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party’s written consent.  The Indemnifying Party shall not settle any such claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto and does not impose any obligations on the Indemnified Party, unless the Indemnified Party otherwise agrees in writing.   No Indemnified Party may settle any claim for which it is being indemnified under this Agreement without the Indemnifying Party’s prior written consent.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Section 13.04Insurance.  Each Party will have and maintain, at its sole cost and expense, adequate liability insurance (including product liability insurance, clinical trial insurance employers liability, statutory Workers Compensation and contractual liability) to protect against potential liabilities and risk arising out of activities to be performed under this Agreement and any agreement related hereto and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the pharmaceutical industry generally for the activities to be conducted by such Party under this Agreement.  Without limiting the generality of the foregoing, such coverage shall include [***].  Such insurance policy shall provide product liability coverage and broad form contractual liability coverage for indemnification obligations under this Agreement.  Each Party shall provide a copy of such insurance policy to the other Party upon reasonable request.  Each Party shall provide the other Party with written notice at least [***] prior to any cancellation, non-renewal or material change in such insurance.  This Section 13.04 (Insurance) shall survive expiration or termination of this Agreement and last until [***].  Following the Effective Date, upon Arctic Vision’s reasonable request, Clearside shall [***].

Article XIV.

TERM AND TERMINATION

Section 14.01Term.  The term of this Agreement shall begin on the Effective Date and, unless earlier terminated in accordance with the terms of this Article XIV (Term and Termination), will expire upon the expiration of the last-to-expire Royalty Term (the “Term”).

Section 14.02Termination at Will by Arctic Vision.  At any time, Arctic Vision may terminate this Agreement for any or no reason upon [***].  Should Arctic Vision exercise such termination right, it will not be entitled to a refund of any amounts previously paid to Clearside.

Section 14.03Termination for Breach.  Subject to the terms and conditions of this Section 14.03 (Termination for Breach), a Party (the “Non-Breaching Party”) shall have the right, in addition to any other rights and remedies available to such Party at law or in equity, to terminate this Agreement in the event the other Party (the “Breaching Party”) is in material breach of its obligations under this Agreement.  The Non-Breaching Party shall first provide written notice to the Breaching Party, which notice shall identify with particularity the alleged breach (the “Breach Notice”).  With respect to material breaches of any payment provision hereunder, the Breaching Party shall have a period of [***] after such Breach Notice is provided to cure such breach.  With respect to all other breaches, the Breaching Party shall have a period of [***] after such Breach Notice is provided to cure such breach.  If such breach is not cured within the applicable period set forth above, the Non-Breaching Party may, at its election, terminate this Agreement upon written notice to the Breaching Party.  The waiver by either Party of any breach of any term or condition of this Agreement shall not be deemed a waiver as to any subsequent or similar breach.  For clarity, in cases of Clearside’s material breach, Arctic Vision may, at its discretion, seek damage from Clearside pursuant to Section 15.01 (Arbitration) while retaining the license granted under this Agreement during and after the arbitration proceeding.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Section 14.04Termination for Bankruptcy and Rights in Bankruptcy.

(a)To the extent permitted under applicable Law, if, at any time during the Term, an Event of Bankruptcy (as defined below) relating to either Party (the “Bankrupt Party”) occurs, the other Party (the “Other Party”) shall have, in addition to all other legal and equitable rights and remedies available to such Party, the option to terminate this Agreement upon [***] written notice to the Bankrupt Party.  It is agreed and understood that, if the Other Party does not elect to terminate this Agreement upon the occurrence of an Event of Bankruptcy, except as may otherwise be agreed with the trustee or receiver appointed to manage the affairs of the Bankrupt Party, the Other Party shall continue to make all payments required of it under this Agreement as if the Event of Bankruptcy had not occurred, and the Bankrupt Party shall not have the right to terminate any license granted herein.  The term “Event of Bankruptcy” means: (a) filing in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Bankrupt Party or of its assets or (b) being served with an involuntary petition against the Bankrupt Party, filed in any insolvency proceeding, where such petition is not dismissed within [***] after the filing thereof.

(b)All rights and licenses granted under or pursuant to this Agreement by Arctic Vision and Clearside are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that the Parties, as sublicensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

Section 14.05Termination for Patent Challenge.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(a)Except to the extent the following is unenforceable under the laws of a particular Jurisdiction, this Agreement shall terminate automatically in its entirety immediately if any Arctic Vision Entity, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any of the [***].

Section 14.06Effect of Termination.

(a)Termination at Will by Arctic Vision.  In the event of termination of this Agreement at will by Arctic Vision under Section 14.02 (Termination at Will by Arctic Vision), (i) all license grants in this agreement from Clearside to Arctic Vision shall terminate, but the license granted from Arctic Vision to Clearside shall survive; (ii) Arctic Vision shall assign and transfer to Clearside all Regulatory Approvals, Regulatory Documents, and Trademarks pertaining to (with respect to Trademarks, only those specific to) the Licensed Product in the Territory; (iii) Arctic Vision shall conduct an orderly wind down of its activities for the Licensed Product or transfer such activities to Clearside or its designee; (iv) at Clearside’s request, Arctic Vision shall, to the extent possible, assign to Clearside or its designee any Third Party Agreements it entered into in connection with the Development, Manufacturing or Commercialization of the Licensed Product; (v) Arctic Vision shall transfer to Clearside all Know-How (including technical, clinical and commercial Know-How) Developed by Arctic Vision in the Territory with respect to the Licensed Product; and (vi) Arctic Vision shall remain responsible for all non-cancellable Third Party obligations with respect to the Licensed Product.

(b)Termination by Arctic Vision for Clearside’s Material Breach or Bankruptcy.  In the event of termination of this Agreement by Arctic Vision for Clearside’s material breach under Section 14.03 (Termination for Breach) or Clearside’s bankruptcy under Section 14.04 (Termination for Bankruptcy and Rights in Bankruptcy), all license grants in this agreement from Clearside to Arctic Vision and from Arctic Vision to Clearside shall terminate; provided that if such termination occurs after Regulatory Approval in the Territory, the license granted from Arctic Vision to Clearside shall survive and Clearside shall pay Arctic Vision running royalties at the rate of [***] of annual Net Sales of all Licensed Products sold by a Clearside Entity or sublicensee in the Territory, on a Licensed Product-by-Licensed Product and Jurisdiction-by-Jurisdiction basis, until the expiration of the last-to-expire Valid Claim that Covers such Licensed Product in such Jurisdiction.

(c)Termination by Clearside for Arctic Vision’s Material Breach or Bankruptcy.  In the event of termination of this Agreement by Clearside for Arctic Vision’s material breach under Section 14.03 (Termination for Breach) or Arctic Vision’s bankruptcy under Section 14.04 (Termination for Bankruptcy and Rights in Bankruptcy), (i) all license grants in this agreement from Clearside to Arctic Vision shall terminate, but the license granted from Arctic Vision to Clearside shall survive; (ii) Arctic Vision shall assign and transfer to Clearside all Regulatory Approvals, Regulatory Documents, and Trademarks pertaining to (with respect to Trademarks, only those specific to) the Licensed Product in the Territory; (iii) Arctic Vision shall conduct an orderly wind down of its activities for the Licensed Product or transfer such activities to Clearside or its designee; (iv) at Clearside’s request, Arctic Vision shall, to the extent possible,

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

assign to Clearside or its designee any Third Party Agreements it entered into in connection with the Development, Manufacturing or Commercialization of the Licensed Product; (v) Arctic Vision shall transfer to Clearside all Know-How (including technical, clinical and commercial Know-How) Developed by Arctic Vision in the Territory with respect to the Licensed Product; and (vi) Arctic Vision shall remain responsible for all non-cancellable Third Party obligations with respect to the Licensed Product.

(d)[***].  If the [***] terminates for any reason, Arctic Vision shall, unless this Agreement also terminates, from the effective date of such termination, automatically become a direct licensee of [***] with respect to the rights sublicensed to Arctic Vision by Clearside, provided Arctic Vision did not cause the termination of the [***].  In such case, Arctic Vision agrees to comply with all the terms of the [***] and assumes the responsibilities of Clearside thereunder, to the extent applicable to the rights granted to Arctic Vision under this Agreement.

Section 14.07Survival; Accrued Rights.  The following articles and sections of this Agreement shall survive expiration or early termination for any reason: Article I (Definitions), Article VIII (Payments) (solely to the extent any payments became payable prior to the effective date of such expiration or termination), Section 9.01 (Ownership), Section 11.06 (Limitation of Liability), Article XII (Confidentiality), Section 13.01 (Indemnification by Clearside), Section 13.02 (Indemnification by Arctic Vision), Section 13.03 (Procedure), Section 14.06 (Effect of Termination), Section 14.07 (Survival; Accrued Rights), Article XV (Dispute Resolution; Governing Law), Section 16.01 (Assignment) (solely with respect to the last sentence in clause (a) and the entirety of clause (b)) and Article XVII (Miscellaneous).  In any event, expiration or termination of this Agreement shall not relieve either Party of any liability which accrued hereunder prior to the effective date of such expiration or termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice either Party’s right to obtain performance of any obligation.

Article XV.

DISPUTE RESOLUTION; GOVERNING LAW

Section 15.01Arbitration.  Subject to Section 15.01(d), any disputes, claims or controversies in connection with this Agreement, including any questions regarding its formation, existence, validity, enforceability, performance, interpretation, breach or termination, that are not resolved in accordance with Article III (Governance) and are not subject to a Party’s final decision-making authority in accordance with Article III (Governance) shall be referred to and finally resolved by binding arbitration under the International Chamber of Commerce Rules of Arbitration (the “Rules”), which rules are deemed to be incorporated by reference into this Section 15.01 (Arbitration), in the manner described below; provided that, prior to commencing of arbitration or other legal proceedings with respect to any disputes, claims or controversies in connection with this Agreement, the CEOs of both Parties shall discuss in good faith such disputes, claims or controversies for at least [***].

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(a)Arbitration Request.  If a Party intends to begin an arbitration to resolve a dispute arising under this Agreement, such Party shall provide written notice (the “Arbitration Request”) to the other Party of such intention and the issues for resolution.  Any such dispute that is not to be resolved in accordance with Section 15.01(d) shall be resolved in accordance with Section 15.01(c); and any such dispute that relates to validity or enforceability of a Patent Right shall be resolved in accordance with Section 15.01(d).

(b)Additional Issues.  Within [***] after the receipt of an Arbitration Request, the other Party may, by written notice, add additional issues for resolution.

(c)General Arbitration Procedure for Disputes.  The seat of arbitration will be in  [***], unless another venue is agreed upon by Parties, and it will be conducted in the English language.  The arbitrators may not decide based on equity.  Unless agreed by the Parties to choose a single common arbitrator, the arbitration will be conducted by three arbitrators, one appointed by each Party, according to the Rules.  The two arbitrators appointed by the Parties will by mutual agreement appoint the third arbitrator, who will preside over the arbitration.  Any dispute or omission regarding the appointment of the arbitrators by the Parties, as well as the choice of the third arbitrator, will be resolved by the International Chamber of Commerce (“ICC”).  The arbitral award shall be final, definitive and binding on the Parties and their successors.  The Parties reserve the right to apply to a competent judicial court to obtain urgent remedies to protect rights before establishment of the arbitration panel, without such recourse being considered as a waiver of arbitration.  [***].  Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as necessary to protect either Party’s name, Confidential Information, Know-How, intellectual property rights or any other proprietary right or otherwise to avoid irreparable harm.  If the issues in dispute involve scientific or technical matters, any arbitrators chosen hereunder shall have educational training or experience sufficient to demonstrate a reasonable level of knowledge in the field of biotechnology and pharmaceuticals.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The Parties intend that each award rendered by an Arbitrator hereunder shall be entitled to recognition and enforcement under the United Nations Convention on the Recognition and Enforcement of Arbitral Awards (New York, 1958).

(d)Intellectual Property Disputes.  Unless otherwise agreed by the Parties, a dispute between the Parties relating to the validity or enforceability of any Patent Right shall not be subject to arbitration and shall be submitted to a court or patent office of competent jurisdiction in the relevant country or jurisdiction in which such patent was issued or, if not issued, in which the underlying patent application was filed.

Section 15.02Choice of Law.  This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the Parties hereunder, shall be construed under and governed by the Laws of England and Wales, exclusive of its conflicts of laws principles.

Section 15.03Language.  This Agreement has been prepared in the English language and the English language shall control its interpretation.  All consents, notices, reports and other written

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

documents to be delivered or provided by a Party under this Agreement shall be in the English language, and, in the event of any conflict between the provisions of any document and the English language translation thereof, the terms of the English language translation shall control.

Article XVI.

ASSIGNMENT AND ACQUISITIONS

Section 16.01Assignment.

(a)Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either Party (and, for these purposes, a merger, sale of assets, operation of law or other transaction shall be deemed an assignment) without the prior written consent of the other Party.  Notwithstanding the foregoing, either Party may, without the other Party’s written consent, assign this Agreement and its rights and obligations hereunder in whole or in part to (i) an Affiliate of such Party or (ii) a Third Party that acquires, by or otherwise in connection with, a merger, sale of assets or otherwise, all or substantially all of the business of such Party to which the subject matter of this Agreement relates; provided that the assignee agrees in writing to assume all of such Party’s obligations under this Agreement.  The assigning Party will remain responsible for the performance by its assignee of this Agreement or any obligations hereunder so assigned.

(b)The terms of this Agreement will be binding upon and will inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties.  Any purported assignment in violation of this Section 16.01 (Assignment) will be null and void ab initio.

Article XVII.

MISCELLANEOUS

Section 17.01Force Majeure.  If either Party shall be delayed, interrupted in or prevented from the performance of any obligation hereunder by reason of force majeure, which may include any act of God, fire, flood, earthquake, war (declared or undeclared), public disaster, act of terrorism, government action, strike or labor differences, in each case outside of such Party’s reasonable control, such Party shall not be liable to the other therefor, and the time for performance of such obligation shall be extended for a period equal to the duration of the force majeure which occasioned the delay, interruption or prevention.  The Party invoking the force majeure rights of this Section 17.01 (Force Majeure) must notify the other Party by courier or overnight dispatch (e.g., Federal Express) within a period of [***] of both the first and last day of the force majeure unless the force majeure renders such notification impossible, in which case notification will be made as soon as possible.  If the delay resulting from the force majeure exceeds [***], the other Party may terminate this Agreement immediately upon written notice to the Party invoking the force majeure rights of this Section 17.01 (Force Majeure).

Section 17.02Entire Agreement.  This Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement between Clearside or any of its

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Affiliates, on the one hand, and Arctic Vision or any of its Affiliates, on the other hand, with respect to the subject matter hereof, supersedes all prior understandings and writings between Clearside or any of its Affiliates, on the one hand, and Arctic Vision or any of its Affiliates, on the other hand relating to such subject matter, including the Confidentiality Agreement, and shall not be modified, amended or (subject to Article XIV (Term and Termination)) terminated, except by another agreement in writing executed by the Parties.

Section 17.03Severability.  If, under applicable Law, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision of this Agreement (such invalid or unenforceable provision, a “Severed Clause”), it is mutually agreed that this Agreement shall endure except for the Severed Clause.  The Parties shall consult one another and use their reasonable efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the Severed Clause in view of the intent of this Agreement.

Section 17.04Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be mailed by internationally recognized express delivery service, or sent by facsimile or email and confirmed by mailing, as follows (or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith):

If to Clearside:

Clearside Biomedical, Inc.

900 North Point Parkway, Suite 200

Alpharetta, Georgia 30005 USA

Attn: CEO

With a copy to (which shall not constitute notice for purposes of this Agreement):

Clearside Biomedical, Inc.

900 North Point Parkway, Suite 200

Alpharetta, Georgia 30005 USA

Attn: General Counsel

If to Arctic Vision:

Arctic Vision (Hong Kong) Limited

23/F Nan Fung Tower 88

Connaught Road C & 173 Des Voeux Road C

Central HK

Attn: CEO

With a copy to (which shall not constitute notice for purposes of this Agreement):

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Latham & Watkins, LLP

885 Third Avenue

New York, NY 10022

Attn: XXX

Any such notice shall be deemed to have been given (a) when delivered if personally delivered, (b) on receipt if sent by overnight courier or (c) on receipt if sent by mail.

Section 17.05Agency.  Neither Party is, nor will be deemed to be a partner, employee, agent or representative of the other Party for any purpose.  Each Party is an independent contractor of the other Party.  Neither Party shall have the authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

Section 17.06No Waiver.  Any omission or delay by either Party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof, by the other Party, shall not constitute a waiver of such Party’s rights to the enforcement of any of its rights under this Agreement.  Any waiver by a Party of a particular breach or default by the other Party shall not operate or be construed as a waiver of any subsequent breach or default by the other Party.

Section 17.07Cumulative Remedies.  Except as may be expressly set forth herein, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law or in equity.

Section 17.08No Third Party Beneficiary Rights.  This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, other than (a) to the extent provided in Section 13.01 (Indemnification by Clearside), the Arctic Vision Indemnitees and (b) to the extent provided in Section 13.02 (Indemnification by Arctic Vision), the Clearside Indemnitees.

Section 17.09Performance by Affiliates. Subject to Section 8.10 (Methods of Payment), either Party may use one or more of its Affiliates to perform its obligations and duties hereunder; provided that such Party so notifies the other Party in writing and provided, further, that such Party shall remain liable hereunder for the prompt payment and performance of all of its obligations hereunder.

Section 17.10Counterparts.  This Agreement may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument.

Section 17.11Guaranty.  Arctic Vision Parent irrevocably guarantees the performance of all obligations of Arctic Vision under this Agreement.  [***] Arctic Vision Parent shall in any case remain responsible for such performance.  Arctic Vision Parent acknowledges and agrees that this guarantee is full and unconditional, and no release of Arctic Vision’s liabilities (other than in

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

accordance with the terms of this Agreement), whether by decree in any bankruptcy proceeding or otherwise, will affect the continuing validity and enforceability of this guarantee.  If and each time that Arctic Vision fails to make any undisputed payment when it is due under or pursuant to this Agreement, Arctic Vision Parent must at Clearside’s request (without requiring Clearside first to take steps against Arctic Vision) pay directly to Clearside the relevant amount as if it were the principal obligor in respect of that amount.

[Signature page follows]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized representatives to be effective as of the Effective Date.

Clearside BIOMEDICAL, INC.

By:	/s/ George Lasezkay
Name:	George Lasezkay
Title:	Chief Executive Officer

ARCTIC VISION (HONG KONG) LIMITED

By:	/s/ Hoi Ti Wu
Name:	Hoi Ti Wu
Title:	Chief Executive Officer

ARCTIC VISION (CAYMAN) LIMITED  (solely for purposes of Section 17.11 (Guaranty))

By:	/s/ Hoi Ti Wu
Name:	Hoi Ti Wu
Title:	Chief Executive Officer

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit A

Licensed Patents

[***]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit B

Technology Sharing

[***]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 1.11

Clearside Device

[***]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 1.25

Development Plan

[***]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.